UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement
Pursuant
to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                )
Filed by the Registrant
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                             Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Talos Energy Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 PROXY STATEMENT

2023 Annual Meeting Information

Time 10:00 a.m. local time	Date May 9, 2023	Place Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	Record Date March 20, 2023

Voting Methods

Even if you plan to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) in person, we urge you to vote in advance of the meeting using one of these advance voting methods.

By Internet: www.proxydocs.com/TALO	By Phone: 1-866-291-6999	By Mail: P.O. Box 8016 Cary, NC 27512-9903

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

The Annual Meeting is being held for the following purposes:

Matter		Page Reference (For More Detail)

1.	To elect to the Company’s Board of Directors the five Class II directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.	5

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	73

3.	To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2022.	74

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Each outstanding share of Talos Energy Inc.’s common stock (NYSE: TALO) entitles the holder of record at the close of business on March 20, 2023 to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF

THE METHODS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

By order of the Board of Directors,

Neal P. Goldman Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2023: THIS PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/TALO.

Dear Fellow Stockholders,

Every year is it is a privilege to share Talos’s key milestones and achievements with our stockholders and communicate how we are delivering on our mission to provide energy prosperity to improve people’s lives.

Driving Long-Term Value Creation

2022 was another transformative year that we believe will lead to long-term value creation for Talos. Last year, we attained record-setting financial performance, completed a major acquisition through acquiring EnVen, a private Gulf of Mexico operator, and continued to advance our leadership position in our Carbon Capture and Sequestration (“CCS”) business along the U.S. Gulf Coast. In our Upstream business, on a pro-forma basis for the acquired EnVen assets, we finished 2022 and started 2023 by drilling six successful development and exploitation wells. In our CCS business, we continued development and expansion in our carbon capture ventures with Talos Low Carbon Solutions, advancing our carbon capture portfolio, enhancing partnerships in core project areas, and progressing discussions with industrial emitters. Our proven track record of success in Upstream is based on our deep in-house technical and operational expertise focused on applying the latest technology and processes to optimize our asset base utilizing our largely Talos-owned infrastructure. At the same time, our Upstream skill sets are directly transferable to CCS and our growing portfolio of decarbonization projects that can assist industrial partners with carbon emissions capture, transportation and injection into sequestration sites that we believe will positively impact the environment for decades.

Our balance sheet and cash generation continue to be a key strength for us. In 2022, we meaningfully improved our credit statistics and liquidity profile with strong free cash flow generation. Today our credit profile is the best in our history following significant debt repayments in the past year, bringing our leverage metric near a record low level. Cash flow generation and a solid credit profile are long-standing goals for us. In addition, we recently announced our plan to return capital to our stockholders through our first-ever share repurchase program announced in March 2023.

Improving Corporate Governance

Since our last annual meeting, we have improved our corporate governance with our EnVen acquisition serving as a catalyst. First, we increased our Board independence by welcoming two new independent directors from the EnVen board of directors, Shandell Szabo and Richard Sherrill. With these additions, the size of our Board expanded to eight members, seven of which are independent directors, and our Board is more balanced with a range of tenure, diversity and age. Second, we began the process of declassifying our Board of Directors, which provides that all directors be elected every year for a one-year term beginning with the 2025 Annual Meeting of Stockholders, compared to the previous staggered three-year terms.

Enhancing Executive Compensation

We are committed to designing a program to attract, retain and motivate talented leaders in our company who possess the knowledge and expertise to create long-term value for our stockholders. We also want to make sure that our executives are incentivized by the things you care about as stockholders. To that end, in 2022 we shifted from 100% relative total shareholder return (“TSR”) PSUs to 50% PSUs that vest based on absolute TSR and 50% PSUs that vest based on capital efficiency returns (PVI). We also added greenhouse gas emissions (GHG) reductions as a specific metric in our Executive Compensation program. We firmly believe these changes continue to ensure that our pay aligns with the performance that shareholders want.

Leading Safety and Environmental Performance

Our success and accomplishments are founded on our strong commitment to the safety and well-being of our employees who enable Talos’s success. In 2022, we maintained our high level of safety performance with the lowest total recordable incident rate (“TRIR”) in the company’s history, outperforming the industry average of other offshore operators in the U.S. Gulf of Mexico. We are also proud of our zero lost time incident rate (“LTIR”).

We are steadfast in our goal to provide secure, reliable and responsibly produced energy to minimize environmental impacts, including reducing our GHG intensity over time. In 2022, we reduced our Scope 1 GHG emissions intensity by 30% from our 2018 baseline year, achieving our initial goal three years sooner than anticipated on a pro-forma basis for the acquired EnVen assets.

Accessing Major Catalysts for Growth

We believe our evolution will continue in 2023 and beyond as our unique portfolio of catalysts drives future value creation across our Upstream and leading CCS businesses. These catalysts include growing our oil and gas business through our deep technical expertise and extensive physical operating experience, executing attractive acquisitions that are a good strategic fit and value accretive for our stockholders, and advancing our leadership in CCS to significantly reduce emissions from key industrial regions along the U.S. Gulf Coast. In addition, we remain focused on free cash flow generation and creating shareholder value. We believe significant upside remains from our Upstream reserves and new drilling and CCS opportunities.

We encourage you to read our 2023 Proxy Statement, our 2022 Annual Report, and the voting instructions on the pages that follow to ensure your shares are represented at the meeting.

On behalf of the entire Board, our executive leadership team and our employees, we sincerely thank you for your continued support and investment in Talos Energy.

Sincerely Yours,

Timothy S. Duncan President and CEO
Neal P. Goldman Chairman of the Board

1	Proxy Statement 2023 Annual Meeting of Stockholders

2	About the Annual Meeting

2	Purpose of the Annual Meeting

2	Proposals to be Voted Upon at the Annual Meeting

2	Recommendation of the Board

2	Voting at the Annual Meeting

3	Quorum Requirement for the Annual Meeting

3	Required Votes

4	Resignation Policy

4	Solicitation of Proxies

4	Default Voting

5	Proposal One: Election of Directors

5	Proposal One – Election of Directors

9	Stockholders’ Agreements

10	Riverstone Support Agreement & Letter Agreement

10	Vote Required

10	Recommendation

11	Directors and Executive Officers

12	Director Resignations

12	Our Directors

13	Qualifications and Experience of Our Directors and Director Nominees

13	Board Diversity

19	Our Other Executive Officers

22	Meetings and Committees of Directors

26	Director Compensation

27	2022 Director Compensation Table

28	Compensation Committee Report

29	Executive Compensation

29	Compensation Discussion and Analysis

29	Executive Summary

29	Compensation Objectives and Practices

30	Performance-Based Compensation Structure

34	Process for Setting Executive Compensation

36	Elements of Compensation for the 2022 Fiscal Year

43	Amended and Restated Executive Severance Plan

43	Other Matters

45	2023 Compensation Decisions

46	Executive Compensation Tables

46	Summary Compensation Table

47	2022 Alternative Summary Compensation Table Excluding Retention RSUs

48	Grants of Plan-Based Awards Table

49	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

50	Outstanding Equity Awards at 2022 Fiscal Year-End

52	Option Exercises and Stock Vested

52	Pension Benefits

52	Nonqualified Deferred Compensation

53	Potential Payments Upon Termination or a Change in Control

58	CEO Pay Ratio

59	Pay Versus Performance

60	Narrative Disclosure to Pay vs. Performance Table

60	Disclosure of Most Important Performance Measures for 2022 Fiscal Year

61	Equity Compensation Plan Information

62	Compensation Committee Interlocks and Insider Participation

63	Corporate Governance

63	Corporate Governance Guidelines

63	Board Leadership

64	Declassified Board Structure

64	Communications with the Board of Directors

64	Director Independence

65	Financial Literacy of Audit Committee and Designation of Financial Experts

65	Oversight of Risk Management

65	Attendance at Annual Meetings

66	Delinquent Section 16(a) Reports

67	Security Ownership of Certain Beneficial Owners and Management

69	Certain Relationships and Related Party Transactions

69	Policies and Procedures for Review of Related Party Transactions

69	Legal Fees

69	Historical Transactions with Affiliates

72	2022 Registration Rights Agreement

73	Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

73	Audit and Other Fees

73	Vote Required

73	Recommendation

74	Proposal Three: Non-Binding Advisory Vote on the Company’s Named Executive Officer Compensation

74	Text of the Resolution to be Adopted

75	Vote Required

75	Recommendation

76	Audit Committee Report

77	Stockholder Proposals; Identification of Director Candidates

79	Solicitation of Proxies

79	Availability of Certain Documents

80	Other Matters

80	Directions to Annual Meeting

TALOS ENERGY INC.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of Talos Energy Inc. (the “Company”) requests your proxy for the 2023 Annual Meeting of Stockholders that will be held on May 9, 2023, at 10:00 a.m. Central Time, at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002 (the “Annual Meeting”). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares at any adjournments or postponements of the Annual Meeting, and with respect to any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (our “Annual Report”) are being mailed to stockholders beginning April 6, 2023.

2023 PROXY STATEMENT	1

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:

•

Proposal ONE: To elect to the Board the five Class II directors set forth in this Proxy Statement, each of whom will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

•	Proposal TWO: To ratify the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

•	Proposal THREE: To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation, as disclosed in this Proxy Statement, for the fiscal year ended December 31, 2022.

In addition, any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR the election to the Board of each of the director nominees named in this Proxy Statement (Proposal ONE); FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal TWO); and FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2022 (Proposal THREE).

Voting at the Annual Meeting

Our common stock, par value $0.01 per share (our “common stock”), is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Holders of our common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of our common stock outstanding on March 20, 2023 (the “Record Date”) entitles the holder to one vote at the Annual Meeting.

If on the Record Date you held shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares and Computershare is sending these proxy materials directly to you on our behalf. Proxies may also be solicited on behalf of the Board of Directors, without additional compensation, by our directors, officers and other regular employees. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. As a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote in advance of the Annual Meeting by way of the internet, by telephone or by filling out and returning the enclosed proxy card. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to Talos Energy Inc., Attn: William S. Moss III, Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, (2) duly executing a proxy bearing a later date, (3) voting again by Internet or by telephone or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

2

About the Annual Meeting

If on the Record Date you held shares of our common stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on the ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence, in person or by proxy, at the Annual Meeting of the persons holding shares of our outstanding common stock on the Record Date that represent a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 127,455,965 shares of our common stock held by 248 stockholders of record. Both abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting, but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Required Votes

Election of Directors. Each nominee for director will be elected by the affirmative vote of a majority of the votes cast with respect to such nominee’s election at the Annual Meeting. This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Ratification of our Independent Registered Public Accounting Firm. Approval of the proposal to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2022 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal. This advisory vote on executive compensation is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs. This agenda item is also known as the “Say-on-Pay” vote.

2023 PROXY STATEMENT	3

About the Annual Meeting

Resignation Policy

In the event of an uncontested election of directors (i.e., an election at which the number of nominees does not exceed the number of directors to be elected) that results in an incumbent director nominee receiving a greater number of votes “against” his election than votes “for” election, the resignation policy included in our Corporate Governance Guidelines requires that such nominee promptly tender his resignation to our Board of Directors.

The resignation policy permits the Board of Directors to delegate to a committee the responsibility to make recommendations regarding any such resignation tendered. The Board is required to take action with respect such resignation, taking into account any such committee recommendation (if applicable), and thereafter disclose the Board’s determination, as well as the rationale if the Board decided to reject such resignation.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone, or via the Internet through our directors, officers and other regular employees, who will receive no additional compensation for their services.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR the election to the Board of each of the director nominees listed in Proposal ONE, FOR Proposal TWO and FOR Proposal THREE.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

4

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One – Election of Directors

At the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated the following five (5) individuals for election as Class II directors of the Company, to serve for a two-year term beginning at the Annual Meeting and expiring at the 2025 Annual Meeting of Stockholders, and until either they are re-elected or their successors are elected and qualified or until their earlier death, resignation or removal:

Mr. Timothy S. Duncan

Mr. John “Brad” Juneau

Mr. Donald R. Kendall, Jr.

Ms. Shandell Szabo

Mr. Richard Sherrill

Director Age: 50 Director since: 2018 Committees: None

Timothy S. Duncan

Mr. Duncan has served as our President and CEO and a co-founder of Talos Energy Inc. (NYSE: TALO). Headquartered in Houston, Texas and founded in 2012, Talos Energy is a leading offshore energy company focused on offshore oil and gas exploration and production as well as the development of future carbon capture and storage opportunities in the U.S. Gulf Coast, Gulf of Mexico and offshore Mexico. Talos became a public company in May 2018 following its merger with Stone Energy, transitioning from a private company initially funded with $600 million of capital commitments by two leading global investment firms. Talos is the third company that Duncan has built with partners over the last twenty years, following the success of Gryphon Exploration and Phoenix Exploration. Since inception, Talos has grown from 5 original employees to over 550 employees and is today one of the largest independent producers in the basin. Talos has been named a Houston Chronicle Top Workplace for the last ten consecutive years. Mr. Duncan is the past Chairman (2021-2022) and a past Vice Chair (2020-2021) of the National Offshore Industries Association (NOIA) and serves on their board of directors. He is a member of the board of directors of Chesapeake Energy Corporation (NASDAQ: CHK) and of the American Cancer Society CEOs Against Cancer. He also serves on various academically focused boards including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan holds a BS in Petroleum Engineering from Mississippi State University and an MBA from the Bauer Executive Program at the University of Houston.

Based on Mr. Duncan’s significant experience as an officer of oil and gas companies, together with his training as a reservoir engineer and broad industry knowledge, we believe that he possesses the requisite skills to serve as a member of our Board of Directors.

Other public board directorships:

• Chesapeake Energy Corporation (NASDAQ: CHK)

2023 PROXY STATEMENT	5

Proposal One – Election of Directors

Director Age: 63 Director since: 2018 Committees: • Nominating & Governance • Safety, Sustainability and Corporate Responsibility

John “Brad” Juneau

Mr. Juneau has served as a member of our Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Juneau is the co-founder of Contango ORE, Inc. (“Contango”) (NYSE: CTGO), a publicly traded gold exploration company for which he serves as the Chairman of the board of directors. He previously served as President and Chief Executive Officer of Contango from August 2012 to January 6, 2020. Mr. Juneau is the sole manager and the general partner of Juneau Oil and Gas, L.L.C., a company involved in the exploration and production of oil and natural gas. Prior to forming Juneau Exploration in 1998, Mr. Juneau served as Senior Vice President of Exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as a Staff Petroleum Engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a Production Engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a BS in Petroleum Engineering from Louisiana State University.

We believe that Mr. Juneau’s extensive energy industry background, particularly his expertise in reservoir engineering and involvement with exploration and production companies, make him a valuable member of our Board of Directors.

Other public board directorships

• Contango ORE, Inc. (NYSE: CTGO)

Director Age: 70 Director since: 2018 Committees: • Audit • Compensation

Donald R. Kendall, Jr.

Mr. Kendall has served as a member of our Board of Directors since May 2018. Since October 1998, Mr. Kendall has served as Managing Director and Chief Executive Officer of Kenmont Capital Partners, a private investment and advisory firm. Mr. Kendall is also a General Partner at New Climate Ventures (an early-stage venture capital firm that focuses on innovative companies that reduce or avoid carbon). Mr. Kendall previously served as President of Cogen Technologies Capital Company, a power generation firm, and concurrently as Chairman and Chief Executive Officer of Palmetto Partners, an investment management firm, from July 1993 to October 1998. Mr. Kendall previously served as a director of American Midstream Partners LP on its Audit and Conflict Committees. Mr. Kendall also previously served as a member of the board of directors and Compensation Committee of Solar City Corporation and the chair of its Special and Audit Committees. Additionally, Mr. Kendall served as chair of the Audit, Compensation and Nominating and Governance Committees of privately held Stream Energy. Mr. Kendall received a BA in Economics from Hamilton College and an MBA from The Amos Tuck School of Business Administration at Dartmouth College.

We believe that Mr. Kendall’s many years of executive management experience, including experience as a chief executive officer, and his experience on multiple boards, make him a valuable member of our Board of Directors.

Other public board directorships

• None

6

Proposal One – Election of Directors

Director Age: 48 Director since: 2023 Committees: • Compensation • Safety, Sustainability and Corporate Responsibility

Shandell Szabo

Ms. Szabo has served as a member of our Board of Directors since February 2023. Prior to joining Talos, Ms. Szabo served on the board of directors of EnVen Energy Corporation since February 2020, and served as Chair of the Risk Committee until February 2023. Ms. Szabo served nearly 20 years with Anadarko Petroleum Corporation (“Anadarko”) in various roles of steadily increasing responsibility throughout Anadarko’s U.S. onshore portfolio and deepwater Gulf of Mexico, including Vice President of US Exploration from 2018 to 2019, Vice President of Lower 48 Onshore Exploration from 2016 to 2018, Director of Investor Relations from 2015 to 2016, Exploration Manager Greater Permian from 2014 to 2015, General Manager of the Anadarko’s Freestone, Chalk, and Hugoton fields from 2013 to 2015, Geoscience Manager Haynesville East Texas from 2011 to 2013, and Regional Gulf of Mexico Manager from 2009 to 2010. Prior to Anadarko, Ms. Szabo held various subsurface and geoscience positions in basins in the U.S. onshore and Gulf of Mexico. Ms. Szabo is also active in her community, serving on the Montgomery County executive leadership team for the Leukemia and Lymphoma Society and Chairing the 2023 Student Visionaries of the Year leadership program. She is also a member of the Corporate Regional Council for the United Way. Ms. Szabo holds a Bachelor of Science in Environmental Geology from the University of Michigan and a Master of Science in Environmental Geology from Texas Christian University. She is a registered professional geologist in the state of Texas.

We believe that Ms. Szabo’s over 20 years of experience in the oil and gas industry makes Ms. Szabo well qualified to serve as a member of our Board of Directors.

Other public board directorships

• None

2023 PROXY STATEMENT	7

Proposal One – Election of Directors

Director Age: 57 Director since: 2023 Committees: • Audit • Compensation

Richard Sherrill

Mr. Sherrill has served as a member of our Board of Directors since February 2023. Prior to joining Talos, Mr. Sherrill served as a Lead Director, Chairman of the Audit Committee and a member of the Risk and Compensation Committees of EnVen Energy Corporation until February 2023. Mr. Sherrill currently serves as President of Clean Aire Partners (“CAP”) since 2021, an energy transition company focused on carbon capture, processing, transportation, and sequestration, and is the founding partner of the company. Prior to CAP, Mr. Sherrill was the President and a board member of Ceritas Energy LLC (“Ceritas”), a midstream natural gas company focused on providing producers with midstream gathering and process solution in various onshore regions of the U.S. and backed by private equity firms Quantum Energy Partners and Energy Spectrum Partners, since the founding of the company in 2003. Prior to forming Ceritas, Mr. Sherrill held various senior management roles at Duke Energy Corporation (NYSE: DUK) (“Duke”) over four years, which culminated in his position as Chief Operating Officer of Duke’s North American commercial activities. In this role, Mr. Sherrill oversaw all of the North American commercial activities for Duke in the deregulated natural gas and power space. Prior to Duke, Mr. Sherrill began in the industry at the private partnership Natural Gas Clearinghouse, which became Dynegy, Inc., ultimately holding the position of Vice President. Prior to Natural Gas Clearinghouse, Mr. Sherrill began his career with over four years at First Interstate Bank of Texas, now part of Wells Fargo, where he worked with upstream, midstream and energy merchant clients in the firm’s Energy Lending Group. Mr. Sherrill earned a Bachelor of Business Administration degree in finance from the University of Texas at Austin.

We believe that Mr. Sherrill’s over 30 years of experience in the oil and gas industry makes Mr. Sherrill’s well qualified to serve as a member of our Board of Directors.

Other public board directorships

• None

On February 13, 2023, pursuant to the Merger Agreement (as defined below), and in connection with the EnVen Acquisition (as defined below), we caused (a) the number of directors constituting our Board of Directors to be increased to eight (8) members and (b) two individuals designated by EnVen Energy Corporation (“EnVen”) to be appointed as members of our Board of Directors. Additionally, on February 13, 2023, in connection with the EnVen Acquisition, and pursuant to the termination of the Stockholders’ Agreement, Mr. Robert Tichio tendered his resignation as a member of the Board of Directors. On February 13, 2023, Ms. Shandell Szabo and Mr. Richard Sherrill were appointed to fill the two vacancies on the on our Board of Directors, to serve until the 2023 Annual Meeting of Stockholders or until their successors shall be elected and qualified, or, if earlier, until their respective deaths, disability, resignations, disqualifications or removals from office. See “—Stockholders’ Agreements” below for additional information.

Messrs. Duncan, Juneau, Kendall and Sherrill and Ms. Szabo are currently serving as directors of the Company, and if they are each elected to the Board, the size of the Board will continue to consist of eight (8) directors. Please see “Stockholders’ Agreements” and “Riverstone Support Agreement” below in addition to our Second Amended & Restated Bylaws attached as an exhibit to our Annual Report below for more information. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, the persons acting under your proxy will vote for the election of a substitute nominee, if any, that the Board of Directors recommends.

8

Proposal One – Election of Directors

Stockholders’ Agreements

Pursuant to the Stockholders’ Agreement (the “Previous Stockholders’ Agreement”) we entered into in connection with the business combination of Talos Energy LLC and Stone Energy Corporation (“Stone”) on May 10, 2018, as amended, (the “Stone Combination”), and our Amended & Restated Bylaws (“Bylaws”), certain funds and other alternative investment vehicles managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I (the “Apollo Funds”) and certain entities controlled by or affiliated with Riverstone Energy Partners V, L.P. (the “Riverstone Funds,” and the Apollo Funds and the Riverstone Funds, each a “Stockholder Group”), each independently had the right to designate, in connection with any annual or special meeting of our stockholders at which directors would be elected, (i) two persons for nomination by the Board of Directors for election to the Board (each, a “Nominee”) for so long as such Stockholder Group owned at least (A) 15% of our outstanding common stock or (B) 50% of the number of shares of our common stock issued to such Stockholder Group in connection with the Stone Combination, after appropriate adjustment for any stock split, subdivision, combination or reclassification of any shares (such shares with respect to each Stockholder Group, the “Initial Group Shares,” and collectively, the “Initial Shares”) and (ii) one Nominee for so long as such Stockholder Group owned (A) at least 5% but less than 15% of our outstanding common stock or (B) at least 50% of the number of Initial Group Shares.

Further, the Previous Stockholders’ Agreement provided that (i) for so long as the Apollo Funds and the Riverstone Funds collectively owned at least (A) 50% of our outstanding common stock or (B) 80% of the number of Initial Shares, the Apollo Funds and the Riverstone Funds had the collective right to designate two Nominees, one of whom qualified as “independent” under the New York Stock Exchange (“NYSE”) listing standards (an “Independent Director”) and the other of whom must have either been our Chief Executive Officer or qualified as an Independent Director, and (ii) for so long as the Apollo Funds and the Riverstone Funds collectively owned (A) less than 50% of our outstanding common stock but at least 60% of the Initial Shares or (B) less than 80% of the Initial Shares but at least 40% of our outstanding common stock, the Apollo Funds and the Riverstone Funds had the collective right to designate one Nominee, whom must have either been our Chief Executive Officer or qualified as an Independent Director.

Pursuant to Amendment No. 1 to the Previous Stockholders’ Agreement entered into as of February 24, 2020, in connection with the Company’s acquisition of certain U.S. Gulf of Mexico producing assets, exploration prospects and acreage, the Previous Stockholders’ Agreement was amended to add certain affiliates of Riverstone Holdings as parties to the Previous Stockholders’ Agreement and to provide that for purposes of calculating whether the affiliates of Riverstone Holdings satisfied certain thresholds related to board nomination rights, the Series A Convertible Preferred Stock of the Company were considered on an as converted basis.

Pursuant to the Amended and Restated Stockholders’ Agreement entered into as of March 29, 2022 (the “Stockholders’ Agreement” and, together with the Previous Stockholders’ Agreement, the “Stockholders’ Agreements”), in connection with the resignation of Board members Olivia Wassenaar, Rajen Mahagoakar and Christine Hommes, the Previous Stockholders’ Agreement was amended and restated to, among other things, (i) terminate the rights of the Apollo Funds under the Previous Stockholders’ Agreement and (ii) eliminate the requirement that the Board consist of ten members. As a result of the Apollo Funds’ reduced ownership after recent share sales from long-dated funds holding their Company shares, the directors associated with the Apollo Funds resigned from the Board of Directors, effective December 8, 2021. Thereafter, the Board determined, pursuant to the Bylaws, that the size of the Board shall consist of seven members. Mr. Tichio served as the Riverstone Funds’ designee to the Board until his resignation on February 13, 2023 in connection with the termination of the Stockholders’ Agreement as described below.

The Riverstone Funds agreed to vote their shares of our common stock in favor of any nominee designated and nominated for election to the Board in accordance with the terms of the Stockholders’ Agreement and in a manner consistent with the recommendation of the Nominating and Governance Committee with respect to all other nominees. For additional information regarding the Previous Stockholders’ Agreement, as amended, and the Apollo Funds’ and the Riverstone Funds’ obligations with respect thereto, see “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements—Previous Stockholders’ Agreement” and the copies of the Previous Stockholders’ Agreement and the Amendment No. 1 to the Previous Stockholders’ Agreement, each as filed with our Annual Report on Form 10-K for the year ended December 31, 2021. For additional information regarding the Stockholders’ Agreement and the Riverstone Funds’ obligations with respect thereto, including obligations with respect to voting on nominees for election to the Board, see “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements—Stockholders’

2023 PROXY STATEMENT	9

Proposal One – Election of Directors

Agreement.” A copy of the Stockholders’ Agreement can be found in our Current Report on Form 8-K filed with the U.S. Securities Exchange and Commission (“SEC”) on March 30, 2022. For additional information regarding the termination of the Stockholders’ Agreement, see “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement—Termination of Stockholders’ Agreement.”

On September 21, 2022, we executed a merger agreement to acquire EnVen, a private operator in the Deepwater U.S. Gulf of Mexico, for stock and cash consideration (the “EnVen Acquisition,” and such agreement, the “Merger Agreement”). In connection with the $1.0 billion EnVen Acquisition, which closed on February 13, 2023, the Company and the Riverstone Funds agreed to terminate the Stockholders’ Agreement, which eliminated the Riverstone Funds’ designation rights with respect to the Company’s Board of Directors. Subsequent to the termination of the Stockholders’ Agreement, the Riverstone Funds’ designee to the Company’s Board of Directors, Mr. Robert M. Tichio, immediately tendered his resignation in connection with the closing of the EnVen Acquisition. See “—Riverstone Support Agreement” below and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Riverstone Support Agreement & Letter Agreement,” and the copies of the Riverstone Support Agreement and Letter Agreement each as filed with our Annual Report for additional information.

Riverstone Support Agreement & Letter Agreement

In connection with the EnVen Acquisition, we, EnVen and the Riverstone Funds entered into a support agreement (the “Riverstone Support Agreement”) pursuant to which the Riverstone Funds agreed, among other things, to (i) vote all shares of Company common stock beneficially owned (a) in favor of the share issuance to EnVen equityholders, (b) in favor of the amendment and/or restatement of the Company’s organizational documents as necessary or appropriate to reflect the termination of the Stockholders’ Agreement, (c) in favor of any other proposals necessary or appropriate in connection with the EnVen Acquisition and (d) against, among other things, (A) any Acquisition Proposal (as defined in the Merger Agreement) with respect to the Company and (B) any other proposal that could reasonably be expected to materially impede or delay the EnVen Acquisition or result in a breach of any representation or covenant of the Company under that certain Merger Agreement, (ii) terminate the Stockholders’ Agreement, and (iii) cause Mr. Tichio to resign from the Company’s Board of Directors, in each case of the foregoing clauses (ii) and (iii), effective immediately prior to, but conditioned on, the occurrence of the closing of the EnVen Acquisition.

The EnVen Acquisition closed on February 13, 2023, and in connection therewith, we and the Riverstone Funds entered into a Letter Agreement, dated February 13, 2023 (the “Letter Agreement”), pursuant to which we and the Riverstone Funds agreed to execute and deliver such additional documents and take all such further action as may be reasonably necessary to cause the Stockholders’ Agreement to be terminated without any further force and effect. See also “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Riverstone Support Agreement & Letter Agreement.”

Vote Required

The election of each director in this Proposal ONE requires the affirmative vote of a majority of the votes cast by the holders entitled to vote in the election of directors. This means that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

10

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors” above, the Board of Directors of the Company will be, and the Executive Officers of the Company are:

Name	Age	Title

Neal P. Goldman(3)	53	Chairman of the Board

Timothy S. Duncan	50	President and Chief Executive Officer, Director

Charles M. Sledge(1)(2)(3)	57	Director

John “Brad” Juneau(1)(3)(4)	63	Director

Donald R. Kendall, Jr.(1)(2)(4)	70	Director

Paula R. Glover(4)	55	Director

Shandell Szabo(2)(4)	48	Director

Richard Sherrill(1)(2)	57	Director

Robert D. Abendschein	61	Executive Vice President and Chief Operating Officer

John A. Parker	67	Executive Vice President of New Ventures

Shannon E. Young III	52	Executive Vice President and Chief Financial Officer

William S. Moss III	53	Executive Vice President, General Counsel and Secretary

Robin H. Fielder	42	Executive Vice President of Low Carbon Strategy and Chief Sustainability Officer

Gregory M. Babcock	39	Vice President and Chief Accounting Officer

(1)

Member of the Audit Committee. In connection with the closing of the EnVen Acquisition, on February 13, 2023, (i) Mr. Juneau ceased to serve as a member on the Audit Committee and (ii) Mr. Sherrill was designated as a member of the Audit Committee.

(2)

Member of the Compensation Committee. In connection with the closing of the EnVen Acquisition, on February 13, 2023, (i) Mr. Sledge ceased to serve as a member on the Compensation Committee and (ii) Mr. Sherrill and Ms. Szabo were each designated as a member of the Compensation Committee.

(3)

Member of the Nominating & Governance Committee. In connection with the closing of the EnVen Acquisition and Mr. Tichio’s resignation, on February 13, 2023, Mr. Juneau was designated as a member of the Nominating & Governance Committee.

(4)

Member of the Safety, Sustainability and Corporate Responsibility Committee (the “SSCR Committee”). In connection with the closing of the EnVen Acquisition, on February 13, 2023, (i) Mr. Kendall ceased to serve as a member of the SSCR Committee and (ii) Ms. Szabo was designated as a member of the SSCR Committee.

The Board of Directors is currently divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. In connection with the closing of the EnVen Acquisition and pursuant to the Second Amended & Restated Bylaws adopted in connection therewith, the Board of Directors will be declassified from three classes to one class at the 2025 Annual Meeting of Stockholders, with each Class I, Class II and Class III director being elected annually for a one-year term thereafter. Until such meeting, the directors of our Board shall be elected as follows:

•	At the 2023 Annual Meeting of Stockholders, each Class II director will be elected for a two-year term, ending at the 2025 Annual Meeting of Stockholders; and

•	At the 2024 Annual Meeting of Stockholders, each Class III director will be elected for a one-year team, ending at the 2025 Annual Meeting of Stockholders.

In connection with the EnVen Acquisition, each of Mr. Sherrill and Ms. Szabo, in their capacity as the two EnVen Designated Directors (as such term is defined in the Merger Agreement), were appointed as Class II directors. As such, Messrs. Duncan, Juneau, Kendall and Sherrill and Ms. Szabo are each designated as Class II directors and assuming the stockholders elect them to the Board as set forth in “Proposal ONE: Election of Directors” above, their two-year terms of office will expire in 2025. Mr. Goldman and Ms. Glover are designated as Class III directors and their term of office will expire in 2024. Mr. Sledge is designated as a Class I director and his term of office will expire in 2025.

2023 PROXY STATEMENT	11

Directors and Executive Officers

Director Resignations

Effective February 13, 2023, Mr. Robert Tichio, affiliated with the Riverstone Funds, resigned from the Board of Directors concurrent with the closing of the EnVen Acquisition pursuant to the Riverstone Support Agreement. The foregoing director was originally appointed to the Board of Directors pursuant to the Previous Stockholders’ Agreement and resigned in accordance with the term of the Riverstone Support Agreement. The foregoing director indicated that his departure from the Board was not the result of any disagreement with management or the Board. As a result of this resignation and the appointments made pursuant to the Merger Agreement, there are eight (8) members serving on the Board. Please see “—Stockholders’ Agreements” and “—Riverstone Support Agreement” above for more information. See also “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements—Termination of Stockholders’ Agreement.”

Set forth below is biographical information about each of the Company’s directors, director nominees and Executive Officers.

Our Directors

Neal P. Goldman Chair of the Board	Timothy S. Duncan President and CEO	Paula R. Glover Director	John “Brad” Juneau Director

Donald R. Kendall, Jr. Director	Charles M. Sledge Director	Shandell Szabo Director	Richard Sherrill Director

12

Directors and Executive Officers

Qualifications and Experience of Our Directors and Director Nominees

The members of our Board possess a broad variety of personal attributes, experience and skills giving our Board the depth and breadth necessary to effectively oversee management on behalf of our stockholders. Our Board is committed to diversity and the importance of different backgrounds, perspectives and views. The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. The matrix does not include all knowledge, skills, experience or other attributes of our directors and director nominees, which may be relevant and valuable to their service on our Board. The diversity of knowledge, skill, experience and attributes of our directors and director nominees, collectively, lends itself to a highly collaborative and effective Board.

Board Diversity

Our Board actively seeks to consider women and underrepresented director candidates for membership on the Board. Consistent with our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, our Board will continue to maintain its commitment to seeking diverse perspectives and to overseeing an organization that is committed to creating a culture dedicated to diverse experiences, equitable treatment and inclusive behavior.

2023 PROXY STATEMENT	13

Directors and Executive Officers

Chairman of the Board Age: 53 Director since: 2018 Committees: • Nominating & Governance

Neal P. Goldman

Mr. Goldman has served as the Chairman of our Board of Directors since May 2018 and was re-elected as Chairman of the Board on July 21, 2020. He previously served as the Chairman of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting and strategic planning. Mr. Goldman also serves on the boards of directors of Weatherford International plc (“Weatherford”) (NASDAQ: WFRD) and Diamond Offshore Drilling, Inc., (NYSE: DO) where he serves as the Chairman of the board of directors, in addition to serving as a director, and serving as chair of the Human Resources and Compensation Committee and a member of the Audit Committee of Mallinckrodt plc (NYSE: MNK) since June 2022. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012. Prior to this, Mr. Goldman was a Portfolio Manager at MacKay Shields LLC and held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Throughout his career, Mr. Goldman has held numerous board positions, including roles at the Center for Autism and Related Diseases, Magic Leap, Zenefits, NPC Restaurant Holdings, Healogics, David’s Bridal, J. Crew, Toys R Us, Southeastern Grocers, Midstates Petroleum, Ultra Petroleum, Lightsquared, NII Holdings, Jacuzzi Brands, and Pimco Income Strategy Fund I and II. Mr. Goldman received a BA from the University of Michigan and an MBA from the University of Illinois. Based upon Mr. Goldman’s involvement in strategic planning and his experience on multiple boards, we believe that Mr. Goldman is a valuable member of our Board of Directors.

Other public board directorships

• Weatherford International plc (NASDAQ: WFRD)

• Diamond Offshore Drilling, Inc. (NYSE: DO)

• Mallinckrodt plc (NYSE: MNK)

14

Directors and Executive Officers

President and CEO, Director Age: 50 Director since: 2018 Committees: None

Timothy S. Duncan

Mr. Duncan has served as our President and CEO and a co-founder of Talos Energy Inc. (NYSE: TALO). Headquartered in Houston, Texas and founded in 2012, Talos Energy is a leading offshore energy company focused on offshore oil and gas exploration and production as well as the development of future carbon capture and storage opportunities in the U.S. Gulf Coast, Gulf of Mexico and offshore Mexico. Talos became a public company in May 2018 following its merger with Stone Energy, transitioning from a private company initially funded with $600 million of capital commitments by two leading global investment firms. Talos is the third company that Duncan has built with partners over the last twenty years, following the success of Gryphon Exploration and Phoenix Exploration. Since inception, Talos has grown from 5 original employees to over 550 employees and is today one of the largest independent producers in the basin. Talos has been named a Houston Chronicle Top Workplace for the last ten consecutive years. Mr. Duncan is the past Chairman (2021-2022) and a past Vice Chair (2020-2021) of the National Offshore Industries Association (NOIA) and serves on their board of directors. He is a member of the board of directors of Chesapeake Energy Corporation (NASDAQ: CHK) and of the American Cancer Society CEOs Against Cancer. He also serves on various academically focused boards including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan holds a BS in Petroleum Engineering from Mississippi State University and an MBA from the Bauer Executive Program at the University of Houston. Based on Mr. Duncan’s significant experience as an officer of oil and gas companies, together with his training as a reservoir engineer and broad industry knowledge, we believe that he possesses the requisite skills to serve as a member of our Board of Directors.

Other public board directorships

• Chesapeake Energy Corporation (NASDAQ: CHK)

Director Age: 57 Director since: 2018 Committees: • Nominating & Governance • Audit

Charles M. Sledge

Mr. Sledge has served as a member of our Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Sledge served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, Mr. Sledge served as the Corporate Controller of Cameron International Corporation from 2001 to 2008. Mr. Sledge serves on the board of Weatherford International plc (NASDAQ: WFRD) and Noble Corporation plc (NYSE: NE), both of which he serves as non-executive chairman. He has previously served on the boards of Vine Resources, Inc. and Expro International as non-executive chairman. Mr. Sledge holds a BS in Accounting from Louisiana State University and is a graduate of the Harvard Business School Advanced Management Program. We believe that Mr. Sledge’s strong financial background, including his 20 years of experience as a financial executive, makes him a valuable member of our Board of Directors.

Other public board directorships

• Weatherford International plc (NASDAQ: WFRD)

• Noble Corporation plc (NYSE: NE)

2023 PROXY STATEMENT	15

Directors and Executive Officers

Director Age: 63 Director since: 2018 Committees: • Nominating & Governance • Safety, Sustainability and Corporate Responsibility

John “Brad” Juneau

Mr. Juneau has served as a member of our Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Juneau is the co-founder of Contango ORE, Inc. (“Contango”) (NYSE: CTGO), a publicly traded gold exploration company for which he serves as the Chairman of the board of directors. He previously served as President and Chief Executive Officer of Contango from August 2012 to January 6, 2020. Mr. Juneau is the sole manager and the general partner of Juneau Oil and Gas, L.L.C., a company involved in the exploration and production of oil and natural gas. Prior to forming Juneau Exploration in 1998, Mr. Juneau served as Senior Vice President of Exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as a Staff Petroleum Engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a Production Engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a BS in Petroleum Engineering from Louisiana State University. We believe that Mr. Juneau’s extensive energy industry background, particularly his expertise in reservoir engineering and involvement with exploration and production companies, make him a valuable member of our Board of Directors.

Other public board directorships

• Contango ORE, Inc. (NYSE: CTGO)

Director Age: 70 Director since: 2018 Committees: • Compensation • Audit

Donald R. Kendall, Jr.

Mr. Kendall has served as a member of our Board of Directors since May 2018. Since October 1998, Mr. Kendall has served as Managing Director and Chief Executive Officer of Kenmont Capital Partners, a private investment and advisory firm. Mr. Kendall is also a General Partner at New Climate Ventures (an early-stage venture capital firm that focuses on innovative companies that reduce or avoid carbon). Mr. Kendall previously served as President of Cogen Technologies Capital Company, a power generation firm, and concurrently as Chairman and Chief Executive Officer of Palmetto Partners, an investment management firm, from July 1993 to October 1998. Mr. Kendall previously served as a director of American Midstream Partners LP on its Audit and Conflict Committees. Mr. Kendall also previously served as a member of the board of directors and Compensation Committee of Solar City Corporation and the chair of its Special and Audit Committees. Additionally, Mr. Kendall served as chair of the Audit, Compensation and Nominating and Governance Committees of privately held Stream Energy. Mr. Kendall received a BA in Economics from Hamilton College and an MBA from The Amos Tuck School of Business Administration at Dartmouth College. We believe that Mr. Kendall’s many years of executive management experience, including experience as a chief executive officer, and his experience on multiple boards, make him a valuable member of our Board of Directors.

Other public board directorships

• None

16

Directors and Executive Officers

Director Age: 55 Director since: 2021 Committees: • Safety, Sustainability and Corporate Responsibility

Paula R. Glover

Ms. Glover was elected to the Board of Directors in May 2021. Since June 2017, Ms. Glover has served as a member of the board of directors of the Alliance to Save Energy (the “Alliance”), and since January 2021, she has served as President of the Alliance. Ms. Glover previously served as President and Chief Executive Officer of the American Association of Blacks in Energy (the “AABE”), a non-profit professional association focused on ensuring that African Americans and other minorities have input into the discussions and development of energy policy, regulations and environmental issues. Prior to this role, she served as AABE’s Vice President of Operations and Director of Communications. In March 2014, Ms. Glover was appointed by the U.S. Secretary of Energy to the National Petroleum Council where she continues to be a member. Ms. Glover is also a member of the boards of directors of Groundswell and the Keystone Policy Center and serves as trustee at Cardigan Mountain School. Ms. Glover’s experience includes more than 25 years in the energy industry, having held positions of increasing scope and responsibility across the consumer and community sides of the industry. In addition to these roles, Ms. Glover was the Community Awareness Director for the Regional YMCA of Western Connecticut. Ms. Glover received her B.S. in Marketing Management from the University of Delaware. We believe that Ms. Glover’s professional experience in the energy industry and her experience on multiple boards will make her a valuable member of our Board of Directors.

Other public board directorships

• None

Director Age: 48 Director since: 2023 Committees: • Compensation • Safety, Sustainability and Corporate Responsibility

Shandell Szabo

Ms. Szabo has served as a member of our Board of Directors since February 2023. Prior to joining Talos, Ms. Szabo served on the board of directors of EnVen Energy Corporation since February 2020, and served as Chair of the Risk Committee until February 2023. Ms. Szabo served nearly 20 years with Anadarko Petroleum Corporation (“Anadarko”) in various roles of steadily increasing responsibility throughout Anadarko’s U.S. onshore portfolio and deepwater Gulf of Mexico, including Vice President of US Exploration from 2018 to 2019, Vice President of Lower 48 Onshore Exploration from 2016 to 2018, Director of Investor Relations from 2015 to 2016, Exploration Manager Greater Permian from 2014 to 2015, General Manager of the Anadarko’s Freestone, Chalk, and Hugoton fields from 2013 to 2015, Geoscience Manager Haynesville East Texas from 2011 to 2013, and Regional Gulf of Mexico Manager from 2009 to 2010. Prior to Anadarko, Ms. Szabo held various subsurface and geoscience positions in basins in the U.S. onshore and Gulf of Mexico. Ms. Szabo is also active in her community, serving on the Montgomery County executive leadership team for the Leukemia and Lymphoma Society and Chairing the 2023 Student Visionaries of the Year leadership program. She is also a member of the Corporate Regional Council for the United Way. Ms. Szabo holds a Bachelor of Science in Environmental Geology from the University of Michigan and a Master of Science in Environmental Geology from Texas Christian University. She is a registered professional geologist in the state of Texas. We believe that Ms. Szabo’s over 20 years of experience in the oil and gas industry makes Ms. Szabo well qualified to serve as a member of our Board of Directors.

Other public board directorships

• None

2023 PROXY STATEMENT	17

Directors and Executive Officers

Director Age: 57 Director since: 2023 Committees: • Audit • Compensation

Richard Sherrill

Mr. Sherrill has served as a member of our Board of Directors since February 2023. Prior to joining Talos, Mr. Sherrill served as a Lead Director, Chairman of the Audit Committee and a member of the Risk and Compensation Committees of EnVen Energy Corporation, until February 2023. Mr. Sherill currently serves as President of Clean Aire Partners (“CAP”) since 2021, an energy transition company focused on carbon capture, processing, transportation, and sequestration, and is the founding partner of the company. Prior to CAP, Mr. Sherrill was the President and a board member of Ceritas Energy LLC (“Ceritas”), a midstream natural gas company focused on providing producers with midstream gathering and process solution in various onshore regions of the U.S. and backed by private equity firms Quantum Energy Partners and Energy Spectrum Partners, since the founding of the company in 2003. Prior to forming Ceritas, Mr. Sherrill held various senior management roles at Duke Energy Corporation (NYSE: DUK) (“Duke”) over four years, which culminated in his position as Chief Operating Officer of Duke’s North American commercial activities. In this role, Mr. Sherrill oversaw all of the North American commercial activities for Duke in the deregulated natural gas and power space. Prior to Duke, Mr. Sherrill began in the industry at the private partnership Natural Gas Clearinghouse, which became Dynegy, Inc., ultimately holding the position of Vice President. Prior to Natural Gas Clearinghouse, Mr. Sherrill began his career with over four years at First Interstate Bank of Texas, now part of Wells Fargo, where he worked with upstream, midstream and energy merchant clients in the firm’s Energy Lending Group. Mr. Sherrill earned a Bachelor of Business Administration degree in finance from the University of Texas at Austin. We believe that Mr. Sherrill’s over 30 years of experience in the oil and gas industry makes Mr. Sherrill’s well qualified to serve as a member of our Board of Directors.

Other public board directorships

• None

18

Directors and Executive Officers

Our Other Executive Officers

Executive VP and Chief Operating Officer Age: 61 Officer since: 2020

Robert D. Abendschein

Mr. Abendschein has served as our Executive Vice President and Chief Operating Officer since February 2022 and previously served as our Executive Vice President and Head of Operations from 2020 to 2022. Prior to joining the Company, Mr. Abendschein served as the Chief Executive Officer of Venari Resources LLC (“Venari”) from August 2017 to December 2019, where he was appointed by a consortium of private equity investors to lead the advancement of multiple globally recognized development projects (Anchor and Shenandoah) and managed all stages of strategy, exploration and operational leadership activities. Prior to joining Venari, Mr. Abendschein served 33 years with Anadarko Petroleum Corporation, (“Anadarko”) and predecessor companies, including as the Vice President of Worldwide Deepwater from March 2015 to August 2017, in which he led Anadarko’s worldwide offshore portfolio. He also served in other key executive roles at Anadarko, including as the Vice President of Exploration and Production Services from June 2013 to March 2015 and Vice President of Corporate Development from February 2010 to June 2013. His career at Anadarko also included progressive roles in Reservoir Engineering, Production Services and Corporate Development. Mr. Abendschein serves on the board of directors of the Cynthia Woods Mitchell Pavilion and the Offshore Energy Center. Mr. Abendschein earned a BS in Petroleum Engineering from Texas A&M University.

Executive VP of New Ventures Age: 67 Officer since: 2018

John A. Parker

Mr. Parker currently serves as our Executive Vice President of New Ventures as of 2023, and previously served as our Executive Vice President of Exploration since May 2018. Mr. Parker is a founder of Talos Energy LLC and served as its Executive Vice President of Exploration from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Parker founded Phoenix Exploration in April 2006, where he served as Senior Vice President of Exploration and was responsible for Phoenix Exploration’s exploration program. Phoenix Exploration made several significant discoveries resulting in impactful reserve additions, which led to the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix Exploration, Mr. Parker was Exploration Manager of the Texas Shelf at Gryphon Exploration Company, where he generated prospects and supervised the prospect generation of the Texas exploration team. His exploration team was responsible for 72% of the reserves discovered at Gryphon. Mr. Parker also worked as an exploration geologist for EOG Resources, Inc. in the Gulf of Mexico. Mr. Parker started his career at Shell Oil Company where he worked as an exploration geologist in the Gulf Coast onshore. He later worked exploring in international basins at Pecten, the international subsidiary of Shell Oil Company. Mr. Parker earned his BA from Louisiana State University and his MS in Earth Science from the University of New Orleans and has more than 34 years of industry experience.

2023 PROXY STATEMENT	19

Directors and Executive Officers

Executive VP and CFO Age: 52 Officer since: 2019

Shannon E. Young III

Mr. Young has served as our Executive Vice President and Chief Financial Officer since May 2019. Previously Mr. Young served as Vice President and Chief Financial Officer of Sheridan Production Company, LLC (“Sheridan”) with responsibility for Sheridan’s finance organization, including accounting, treasury, tax, planning, marketing and information technology. Prior to joining Sheridan in August 2016, Mr. Young served in similar positions with Cobalt International Energy, Inc. and Talos Energy LLC. Previously, Mr. Young served as a Managing Director for the Global Energy Group at Goldman, Sachs & Co. from 2010 to 2014 and before that was an investment banker at Morgan Stanley from 1998 to 2010. Mr. Young earned a BBA in Finance from The University of Texas at Austin and an MBA with distinction from the Amos Tuck School of Business at Dartmouth College.

Executive VP, General Counsel and Secretary Age: 53 Officer since: 2018

William S. Moss III

Mr. Moss has served as our Executive Vice President, General Counsel and Secretary since May 2018. Mr. Moss previously served as Senior Vice President and General Counsel of Talos Energy LLC from May 2013 to May 2018. Prior to Talos Energy LLC, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’s practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters and he represented clients throughout the energy value chain. Mr. Moss joined Talos Energy LLC after having represented Talos Energy LLC as outside counsel in its initial formation and its subsequent acquisition of Energy Resource Technology, LLC from Helix Energy Solutions Group, Inc. in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a MPhil from Cambridge University and a J.D. from The University of Texas School of Law.

20

Directors and Executive Officers

Executive Vice President, Low Carbon Strategy and Chief Sustainability Officer Age: 42 Officer since: 2021

Robin H. Fielder

Ms. Fielder has served as our Executive Vice President of Low Carbon Strategy and Chief Sustainability Officer, serving as the lead executive for our rapidly growing carbon capture, utilization, and sequestration business and overseeing strategic ESG initiatives since December 2021. Previously, Ms. Fielder served as President, CEO, and a member of the Noble Midstream Partners (NBLX) board of directors within Chevron and led integration efforts for the take-private transaction of NBLX in 2021 following the 2020 acquisition of its parent company, Noble Energy. Before her time with Noble Energy and Chevron, Ms. Fielder served as CEO, President, and Director for Western Midstream Partners (formerly Western Gas), where she led the Partnership and the Anadarko Petroleum Corporation commodity marketing organizations. With nearly 20 years of steadily increasing responsibility at Anadarko, Ms. Fielder built executive skills serving as Vice President of Investor Relations, General Manager of the company’s East Texas Shale assets, Worldwide Operations Business Advisor, and various business and technical leadership positions across basins in the U.S. Onshore and Gulf of Mexico. Ms. Fielder serves as a director of the Select Energy Services (NYSE: WTTR) board, as a member of the Greater Houston March of Dimes board, and on the KBH Energy Center for Business, Law, and Policy Executive Council. She graduated with a Bachelor of Science degree in Petroleum Engineering from Texas A&M University, is registered with the Texas Board of Professional Engineers, a member of the Society of Petroleum Engineers, and a member of Women Corporate Directors.

Vice President and Chief Accounting Officer Age: 39 Officer since: 2019

Gregory M. Babcock

Mr. Babcock has served as our Vice President and Chief Accounting Officer (Principal Accounting Officer) since August 2019. Previously, Mr. Babcock served as the Company’s Corporate Controller from May 2018 to August 2019. Prior to that, Mr. Babcock served as the Assistant Controller of Talos Energy LLC from September 2015 until the May 2018 business combination of Talos Energy LLC and Stone Energy Corporation pursuant to which Talos Energy LLC became a wholly owned subsidiary of the Company. Before his promotion to Assistant Controller, Mr. Babcock served as Financial Reporting Manager of Talos Energy LLC from May 2014 to September 2015. Prior to his tenure with Talos Energy LLC, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock began his career with Deloitte & Touche in 2007. Mr. Babcock is a Certified Public Accountant and holds a MS in Finance and BBA in Accounting from Texas A&M University.

2023 PROXY STATEMENT	21

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held seventeen (17) meetings, consisting of both regular and special meetings, during 2022. During 2022, each of our incumbent directors attended at least 70% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served (in each case, which were held during the period for which such incumbent director was a director and a member of the respective committee).

Executive Sessions. The Board of Directors holds regular executive sessions in which the Independent Directors meet without any non-independent directors or members of management. The purpose of these executive sessions is to promote open and candid discussion among the Independent Directors. The lead director, Mr. Goldman, presides at these meetings and provides the Board of Directors’ guidance and feedback to our management team.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Safety, Sustainability and Corporate Responsibility Committee.

AUDIT
COMMITTEE

2022 Members:

Charles M. Sledge (Chair)

Donald R. Kendall, Jr.

John “Brad” Juneau

2023 Members:

Charles M. Sledge (Chair)

Donald R. Kendall, Jr.

Richard Sherrill

Meetings held
in 2022: 10

The primary responsibilities of the Audit Committee are to oversee our accounting and financial reporting processes as well as our affiliated and subsidiary companies, and to oversee the internal and external audit processes. The Audit Committee also assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that is provided to stockholders and others and the system of internal controls that management and the Board have established. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Audit Committee is also tasked with periodically reviewing all related party transactions in accordance with our applicable policies and procedures and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction.

The responsibilities of the Audit Committee are further detailed in the “Audit Committee Charter” that is posted on our website, www.talosenergy.com, and the “Audit Committee Report” included in this Proxy Statement.

Pursuant to the Previous Stockholders’ Agreement, the Audit Committee consisted solely of “Company Independent Directors” until the date that the Stockholders’ Agreement terminated with respect to both the Apollo Funds and the Riverstone Funds. In connection with the closing of the EnVen Acquisition the Stockholders’ Agreement was terminated.

In connection with the termination of the Stockholders’ Agreement, certain administrative/clarifying changes were made to the Audit Committee Charter.

For additional information regarding the terms of the Previous Stockholders’ Agreement and the Stockholders’ Agreement and the termination thereof, see “Proposal One: Election of Directors—Stockholders’ Agreements,” “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Termination of Stockholders’ Agreement.”

22

Meetings and Committees of Directors

COMPENSATION
COMMITTEE

2022 Members:

Donald R. Kendall, Jr. (Chair)

Charles M. Sledge

Robert M. Tichio

2023 Members:

Donald R. Kendall, Jr. (Chair)

Richard Sherrill

Shandell Szabo

Meetings held
in 2022: 5

Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.talosenergy.com, include, among other duties, the responsibility to:

• periodically review and approve the compensation and other benefits for our employees, officers and Independent Directors;

• review and approve corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations;

• administer the issuance of stock awards under any stock compensation plans;

• review and discuss with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement;

• produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

• otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

• perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee is also generally able to delegate authority to review and approve the compensation of our employees to certain executive officers, including with respect to stock option or stock appreciation rights grants made under any stock option plans, stock compensation plans or stock appreciation rights plans.

Meetings of the Compensation Committee may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. The Compensation Committee assesses the independence of any Committee Advisor prior to retaining such Committee Advisor.

In connection with the termination of the Stockholders’ Agreement, certain administrative/clarifying changes were made to the Compensation Committee Charter.

2023 PROXY STATEMENT	23

Meetings and Committees of Directors

NOMINATING & GOVERNANCE
COMMITTEE

2022 Members:

Neal P. Goldman (Chair)

Charles M. Sledge

Robert M. Tichio

2023 Members:

Neal P. Goldman (Chair)

Charles M. Sledge

John “Brad” Juneau

Meetings held
in 2022: 4

The Nominating & Governance Committee assists the Board with respect to (i) the organization and membership and function of the Board, including the identification and recommendation of director nominees and the structure and membership of each committee of the Board, (ii) corporate governance principles applicable to us and (iii) our policies and programs that relate to matters of corporate responsibility. The Nominating & Governance Committee reviews and makes recommendations to the Board regarding the composition of the Board of Directors and the structure, format and frequency of the meetings. The Nominating & Governance Committee also reviews and makes recommendations to the Board regarding the nature, composition and duties of the committees of the Board and will review and consider any stockholder-recommended candidates for nomination to the Board.

Additional information regarding the functions performed by the Nominating & Governance Committee is set forth in the “Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein and also in the “Nominating & Governance Committee Charter” that is posted on the Company’s website at www.talosenergy.com.

Pursuant to the Previous Stockholders’ Agreement, the Nominating & Governance Committee was required to be composed of three directors, including at least two “Company Independent Directors,” until the date that the Previous Stockholders’ Agreement terminated with respect to both the Apollo Funds and the Riverstone Funds. Pursuant to, and in accordance with the terms of the Stockholders’ Agreement, the Nominating & Governance Committee was required to be composed of at least three directors, including a “Riverstone Director,” for so long as the Riverstone Parties have the right to designate a “Riverstone Designee.” For additional information regarding the terms of the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreements” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements.”

In connection with the closing of the EnVen Acquisition the Stockholders’ Agreement was terminated. See “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Termination of Stockholders’ Agreement.”

In connection with the termination of the Stockholders’ Agreement, certain administrative/clarifying changes were made to the Nominating & Governance Committee Charter.

24

Meetings and Committees of Directors

SAFETY,
SUSTAINABILITY
AND CORPORATE RESPONSIBILITY
COMMITTEE

2022 Members:

Paula R. Glover (Chair)

Donald R. Kendall, Jr.

John “Brad” Juneau

2023 Members:

Paula R. Glover (Chair)

Shandell Szabo

John “Brad” Juneau

Meetings held
in 2022: 4

The Safety, Sustainability and Corporate Responsibility (“SSCR”) Committee assists the Board with oversight of safety and environmental (including sustainability and climate change), social (including diversity, equity and inclusion) and other corporate social responsibility (“CSR”) matters. The SSCR Committee reviews the Company’s safety programs and policies, monitors compliance with the Company’s safety programs and policies, reviews the Company’s safety statistics, and recommends any proposed changes to the Board. In addition, the SSCR Committee identifies, evaluates and monitors, and reports to the Board on, Safety and CSR issues, trends, risk and opportunities, including public policy, legislative, and regulatory, that affect or could reasonably affect the Company’s business, operations, performance and reputation.

The SSCR Committee also reviews with management the Company’s major operations risks, environmental, health and safety risks, social and human capital risks, and climate change and other sustainability risks as well as the steps management has taken to monitor and control such exposures, and regularly reports to the Board regarding such reviews and discussions. Lastly, the SSCR Committee reviews the Company’s Annual Environmental, Social and Governance Report and Climate Risk and Opportunity Report seeking alignment with the Task Force on Climate-related Financial Disclosures Framework (TFCD) Report.

Additional information regarding the functions performed by the SSCR Committee is set forth in the “Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein and also in the “Safety, Sustainability and Corporate Responsibility Committee Charter” that is posted on the Company’s website at www.talosenergy.com.

The SSCR Committee appointed Ms. Glover to serve as Chairwoman of the SSCR Committee in 2021.

2023 PROXY STATEMENT	25

Meetings and Committees of Directors

Director Compensation

We maintain a non-employee director compensation program pursuant to which members of the Board who are not employees of us or our subsidiaries are eligible for the following compensation:

•	Annual base cash retainer of $80,000 ($150,000 for the Non-Executive Chairman);

•

Supplemental cash retainers of (i) $25,000 for the chair of the Audit Committee, (ii) $15,000 for the chairs of the Compensation Committee and the Safety, Sustainability and Corporate Responsibility Committee, and (iii) $10,000 for the chair of the Nominating & Governance Committee;

•

Supplemental cash retainers of (i) $12,500 for members of the Audit Committee, (ii) $7,500 for members of the Compensation Committee and the Safety, Sustainability and Corporate Responsibility Committee, and (iii) $5,000 for members of the Nominating & Governance Committee;

•	$1,500 for each meeting (both in-person and telephonic) of the Board or a committee beyond 10 meetings of the Board or such committee; and

•	An annual equity award with a value equal to $160,000 ($230,000 for the Non-Executive Chairman).

The Non-Executive Chairman, who currently also serves as the Chairman of the Nominating & Governance Committee, is not eligible to receive the supplemental retainers provided to chairs and members of the committees. Each director is also reimbursed for reasonable travel and miscellaneous expenses incurred to attend meetings and activities of the Board and the committees.

In accordance with our non-employee director compensation program, we granted restricted stock units (“RSUs”) to each non-employee director on March 5, 2022, which vested in full on March 5, 2023, subject to the non-employee director’s continued service. In connection with the grant of RSUs, each non-employee director was provided the opportunity to defer the settlement of their RSUs until the earliest to occur of either the date such non-employee director incurs a “separation from service” or the fifth anniversary of the vesting date. Following the vesting date or such later date as elected by the director pursuant to the deferral election, these RSUs are settled 60% in shares of our common stock and 40% in cash. Vesting of the RSUs will accelerate in full upon (i) a termination of the non-employee director’s service due to death or disability, (ii) a termination of the non-employee director’s service without cause and (iii) a “change in control” (as defined in the applicable long-term incentive plan (“LTIP”)). Our non-employee directors are also subject to our Ownership Policy, as described above under “Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy.”

26

Meetings and Committees of Directors

2022 Director Compensation Table

The table below reflects the cash compensation earned during 2022 and the value of RSUs granted during 2022 by the members of the Board that are compensated by us for their service on the Board.

Name	Fees earned or paid in Cash	Stock Awards (1)	Total

Paula R. Glover	$103,625	$208,436	$312,061

Neal P. Goldman	$160,500	$299,604	$460,104

John “Brad” Juneau	$110,500	$208,436	$318,936

Donald R. Kendall, Jr.	$125,500	$208,436	$333,936

Charles M. Sledge	$126,125	$208,436	$334,561

(1)

Amounts in this column represent the aggregate grant date fair value of the RSUs granted to the directors during the 2022 Fiscal Year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date of grant or, to the extent the date of grant was not a trading day, the last trading day immediately prior to the date of grant, $17.84 and $19.64 for all directors for RSUs granted March 5, 2022 and September 20, 2022, respectively, applied to the total number of RSUs granted. Additional information regarding the assumptions underlying these calculations is available in Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2022. As of December 31, 2022, the following unvested RSU awards were held by each non-employee directors: (i) for Mr. Goldman, 16,691 RSUs, and (ii) for Ms. Glover and Messrs. Juneau, Kendall, and Sledge, 11,612 RSUs, each of which became fully vested on March 5, 2023. Additionally, as of December 31, 2022, Messrs. Goldman and Sledge held 34,064 RSUs and 11,048 RSUs, respectively, which are fully vested but subject to deferred settlement on the earliest to occur of (a) the fifth anniversary of the vesting date, (b) death, (c) disability, (e) separation from service, or (f) change in control, unless a different election is made by the director in the year prior to grant.

2023 PROXY STATEMENT	27

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) with management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report.

Compensation Committee of the Board of Directors: Donald R. Kendall, Jr., Chairman Richard Sherrill, Member Shandell Szabo, Member

28

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis identifies the elements of compensation and explains the compensation objectives and practices for the individuals identified in the following table, who are referred to herein as our “Named Executive Officers,” for the fiscal year ended December 31, 2022 (the “2022 Fiscal Year”).

Timothy S. Duncan President and Chief Executive Officer	Shannon E. Young III Executive Vice President and Chief Financial Officer	Robert D. Abendschein Executive Vice President and Chief Operating Officer	John A. Parker Executive Vice President of New Ventures	William S. Moss III Executive Vice President and General Counsel

Compensation Objectives and Practices

Our executive compensation program is designed to attract, retain and motivate talented executives who possess the knowledge and expertise to create long-term value for our stockholders. We structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management align with those of our stockholders. We believe that these goals are accomplished by tying components of our executive compensation program to measures of the Company’s short-term and long-term performance.

The chart below highlights several features of our executive compensation program.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Retain an independent compensation consultant

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Base acceleration of performance share unit awards on actual performance

✓  Maintain stock ownership guidelines

✓  Maintain a clawback policy

× No excessive perquisites

× No tax gross-ups

× No current dividend payments on unvested equity awards

× No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

× No hedging or pledging of Company securities

× No individualized employment or severance agreements for our executive officers

2023 PROXY STATEMENT	29

Executive Compensation

Performance-Based Compensation Structure

The Company believes that making a substantial portion of our Named Executive Officers’ target compensation “at risk”, and a substantial portion of such at risk compensation performance-based, ensures that their interests strongly align with those of our stockholders.

*Figures calculated utilizing base salary and target values for annual cash bonus and long-term incentive awards approved by the Board for 2022 and are not based on the figures reported in the Summary Compensation Table, which report actual annual cash bonus amounts paid for 2022 and the grant date fair value of the long-term incentive awards granted in 2022 calculated and in accordance with FASB ASC Topic 718 and which would result in a higher percentage of at risk compensation. At risk compensation includes annual bonus and long-term incentive awards.

2022 Compensation Highlights

•	Annual Incentive Program (“AIP”).

○

Increased the weighting of the Free Cash Flow Generation metric in response to increased stockholder emphasis on this measure and decreased the weighting of the Adjusted EBITDA metric such that a total of 45% of the AIP metrics remain devoted to the achievement of financial performance goals.

○	Decreased the weighting of our ESG Initiatives metric and created a quantitative Strategic metric so that a greater proportion of our AIP is based on a quantitative measure.

○

Moved capital project returns (PVI) from a performance metric under our AIP to a performance metric under our long-term incentive award, and added CCS project execution as a performance metric under the AIP.

○	The targets for the financial metrics were set substantially above the Company’s budget.

○	Actual performance with respect to each metric except for one exceeded target, several substantially.

•	Long-Term Incentive Program

○	2022 annual target long-term incentive value was allocated 1/3 to grants of time-based RSUs and 2/3 to grants of PSUs.

○	Redesigned PSU program such that 50% of the PSUs granted in 2020 vest based on our absolute TSR and 50% vest based on our capital project returns (PVI) (50%).

○

The Board cancelled the PSUs granted in 2020 and 2021 to our Named Executive Officers in exchange for the grant of time-based restricted stock units (“Retention RSUs”). The Board determined that the circumstances leading to the failure to achieve threshold levels of performance for these PSUs were largely outside of the control of our Named Executive Officers. See “Long Term Incentive Awards—2022 Retention Restricted Stock Unit Awards.“

30

Executive Compensation

Historical Say-on-Pay Support

2019 Say-on-Pay	2020 Say-on-Pay	2021 Say-on-Pay
98%	98%	99%

The Compensation Committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy. Historically, our executive compensation program has received very strong stockholder support (averaging over 98% approval in the three years prior to 2022). We were disappointed with the 47% stockholder support for our 2022 Say-on-Pay vote, which we believe was attributable entirely to the Board’s decision to grant the Retention RSU’s in 2022. Following the 2022 Annual Meeting of Stockholders, the Compensation Committee immediately sought to better understand the views of our stockholders and address their concerns.

2023 PROXY STATEMENT	31

Executive Compensation

Stockholder Engagement in 2022

The Board and our management team undertook an extensive stockholder engagement effort in 2022, with a specific focus on getting feedback on our executive compensation program as well as discussing the Company’s corporate governance structure and environmental, social and governance matters. As part of our stockholder outreach, we contacted stockholders representing over 61% of our total shares outstanding and engaged with stockholders representing nearly 25% of our total shares outstanding. The stockholders with whom we interacted in 2022 represent holdings both large and small. We believe that discussions with a broad range of our stockholders help ensure that the Board and our management team understand our stockholders’ priorities and can work to address those priorities effectively. Meetings with our stockholders occurred both before and following our 2022 Annual Meeting of Stockholders, though most occurred following the meeting. The chair of our Compensation Committee and our Executive Vice President and General Counsel participated in each of these meetings and other members of our management team, including our President and Chief Executive Officer, also participated in some of these stockholder outreach meetings. Our Board, Compensation Committee and management team take our stockholders’ concerns seriously and are committed to listening and incorporating changes to our compensation program when warranted.

32

Executive Compensation

We asked for and received meaningful stockholder feedback on specific elements of our executive compensation program. As can be seen below, the stockholders we spoke with almost universally indicated that they were supportive of our executive compensation program but would prefer not to see the Company repeat the cancellation and replacement of PSUs in future years.

Compensation Committee Responsiveness to Say-on-Pay Vote and Stockholder Feedback

The Board and the Compensation Committee made all material 2022 compensation decisions for our Named Executive Officers in the first quarter of 2022, prior to the 2022 Say-on-Pay vote. The Compensation Committee reviewed all feedback received from our stockholders during the stockholder outreach conducted in 2022. After extensive conversations, the Compensation Committee elected not to make sweeping changes to our executive compensation program mid-year for the 2022 Fiscal Year or to change the pillars of our executive compensation program for the 2023 fiscal year because it became apparent after considering the Company’s historic Say-on-Pay votes and stockholder feedback received during 2022 that stockholders largely support our executive compensation program, with the exception of the one-time action to cancel outstanding PSUs and issue Retention RSUs to management in 2022.

The Compensation Committee and the Board value performance-based compensation, including the use of PSUs as a material element of our compensation program. Our Compensation Committee and Board share our stockholder’s reluctance to undermine outstanding PSUs and they approached the cancellation and replacement of the 2020 and 2021 PSUs for our Named Executive Officers with great thoughtfulness, care and contemplation. Our PSU program represents a substantial portion of compensation for our Named Executive Officers. The Compensation Committee had material concerns about (i) the retention of our management team following the collapse of our outstanding PSUs as a result of technical challenges created by selling activity of a major shareholder and (ii) the effectiveness of the then-outstanding PSUs as a motivational tool when the primary circumstances causing the PSUs to fail was beyond the control of the Company’s management team. In early 2022, the Compensation Committee consulted with its independent compensation consultant and independent counsel and pulled on the many years of collective experience of its members. After significant thought and deliberation, the Compensation Committee and the Board felt that the PSUs no longer served their intended purpose largely for reasons beyond the influence of the Named Executive Officers and that the Company’s PSU program required a fresh approach and a new start. The new PSU program implemented in 2022 has received wide support from stockholders. The Compensation Committee and the Board have no intention of cancelling and replacing PSUs in the future.

As discussed in more detail in Proposal THREE below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve the compensation paid to our Named Executive Officers during the 2022 Fiscal Year, as described more fully below.

2023 PROXY STATEMENT	33

Executive Compensation

How to Communicate with our Board

We welcome and value feedback from our stockholders. You may communicate with our Board, our Compensation Committee or an individual director by letter, email or telephone, directed in care of the Company’s Executive Vice President, General Counsel and Secretary, who will forward your communication to the intended recipient. However, at the discretion of the Executive Vice President, General Counsel and Secretary, materials considered to be inappropriate or harassing, unsolicited advertisements, or promotional materials and invitations to conferences may not be forwarded. Please direct such communications to members of the Board in care of the Executive Vice President, General Counsel and Secretary as follows:

William S. Moss III

Executive Vice President, General Counsel and Secretary

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

board@talosenergy.com

Process for Setting Executive Compensation

Our Board determines and approves our executive compensation program based, in part, on the recommendations of the Compensation Committee and input from our independent compensation consultant and the executive officers.

Role of the Compensation Committee

Although the ultimate responsibility for executive compensation decisions lies with the Board, the Compensation Committee generally oversees our executive compensation program, and the Board’s decisions are typically made following a recommendation by the Compensation Committee.

Each member of the Compensation Committee meets the independence standards established by the NYSE. The Compensation Committee Charter generally provides the Compensation Committee with authority to (i) exercise oversight of our executive compensation policy, (ii) review, approve and recommend to the Board compensatory payments to our officers, (iii) review and modify decisions on individual non-officer employee compensation, (iv) review, modify and approve our peer companies, and (v) review and recommend to the Board the compensation for our non-employee directors. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Corporate Governance” subsection of the “Investor Relations” section of our website at www.talosenergy.com.

Role of the Compensation Consultant

During 2022, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian provided advice to and worked alongside the Compensation Committee and the Board in structuring our executive compensation program for the 2022 Fiscal Year. Meridian provided the Compensation Committee with relevant market and peer group compensation data and information on current trends and developments regarding executive and director compensation. The information provided by Meridian was utilized by the Board and the Compensation Committee in making decisions regarding executive and director compensation. The Compensation Committee also engaged independent legal counsel.

Meridian reported directly and exclusively to the Compensation Committee and did not provide any other services to us, management or our affiliates. Meridian did not make compensation-related decisions for the Compensation Committee, for the Board or otherwise with respect to us, and while the Compensation Committee and the Board generally reviewed and considered information and recommendations provided by Meridian, the Compensation Committee and the Board always retain the authority to make all compensation-related decisions. The Compensation Committee has the discretion to allow compensation consultants, including Meridian in 2022, to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2022, and

34

Executive Compensation

after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian and that Meridian is independent from management.

Role of the Executive Officers

Our Chief Executive Officer reviews compensation for all of our Named Executive Officers other than himself and makes compensation recommendations to the Compensation Committee and the Board; however, the Board makes the final determinations with respect to each Named Executive Officer’s compensation. Other members of management, particularly our human resources and legal personnel, provide relevant data and guidance to the Compensation Committee and the Board, as requested, to assist them in making compensation determinations and implementing those decisions. Our Chief Executive Officer and our General Counsel attend select meetings of the Compensation Committee and the Board to provide relevant information and input, as appropriate. During executive sessions of the Compensation Committee or the Board, our Chief Executive Officer and our General Counsel are excused.

Peer Group

The companies that comprise the peer group reflect companies in the oil and gas exploration and production industry against which we compete for business opportunities, investor capital and/or executive talent. Additional selection criteria utilized to evaluate the companies that comprise the peer group include: scope of operations; geographic location; financial and operational metrics (including value of assets, enterprise value, market capitalization, and revenue); and the availability of market compensation data. The Compensation Committee reviews the composition of the peer group annually and may consider modifications resulting from changes in business strategy, mergers and acquisitions, bankruptcies or other factors that may cause peer companies to no longer exist or to no longer be comparable.

Based on the application of the foregoing criteria, in 2022, the Compensation Committee and the Board, with input from Meridian, determined that the companies below reflect an appropriate peer group to inform decisions regarding 2022 compensation levels (the “2022 Peer Group”):

2022 Peer Group

Bonanza Creek Energy, Inc.	Laredo Petroleum, Inc.	PDC Energy, Inc.

Callon Petroleum Company	Magnolia Oil & Gas Corporation	QEP Resources, Inc.

Centennial Resource Development, Inc.	Matador Resources Company	Southwestern Energy Company

Extraction Oil & Gas, Inc.	Murphy Oil Corporation	W&T Offshore, Inc.

Kosmos Energy Ltd.	Oasis Petroleum Inc.	Whiting Petroleum Corporation

The 2022 Peer Group reflects the changes from the peer group used for 2021 reflected below. Companies were added based on the factors noted above and were removed as a result of an acquisition or bankruptcy. During 2022, the following companies in the 2022 Peer Group changed names: Laredo Petroleum, Inc. is now Vital Energy, Inc. and Centennial Resource Development, Inc. is now Permian Resources. Also in 2022, Oasis Petroleum Inc. and Whiting Petroleum Corporation merged and the combined company is now Chord Energy Corp. and Bonanza Creek Energy, Inc. and Extraction Oil & Gas, Inc. merged and the combined company is now Civitas Resources, Inc.

Removed	Added

Highpoint Resources Corporation	Extraction Oil & Gas, Inc.

QEP Resources, Inc.	Whiting Petroleum Corporation

Denbury Resources Inc.

Gulfport Energy Corporation

2023 PROXY STATEMENT	35

Executive Compensation

Compensation Benchmarking Review

To inform decisions regarding the compensation of our Named Executive Officers for 2022, the Compensation Committee considered a competitive benchmarking review prepared by Meridian. The 2022 review provided market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among the Peer Group. Compensation review data provided for each of our Named Executive Officers reflect the compensation paid to executives in similar positions at the companies in the 2022 Peer Group, based on Meridian’s proprietary oil and gas exploration and production industry survey database, supplemented by information in peer company public disclosures. The Compensation Committee used the compensation review as a reference point for assessing the overall competitiveness of our executive compensation program.

Setting Target Compensation

When setting 2022 target compensation levels for our Named Executive Officers, the Compensation Committee and the Board did not target any element of compensation, or overall compensation, to a particular benchmark level (e.g., median) of the 2022 Peer Group. Rather, as the Compensation Committee has historically done, the Compensation Committee used 2022 Peer Group data as one of several factors it took into account when it evaluated and set each element of our executive compensation program. This helps to ensure that our compensation program is competitive with the market, which allows us to attract and retain executive officers with the requisite talent and experience to help us achieve our short- and long-term goals. The Compensation Committee and the Board will periodically review and adjust the peer group to ensure that the companies within the peer group are appropriate for use in making compensation decisions.

Elements of Compensation for the 2022 Fiscal Year

To maintain an appropriate balance between fixed and variable compensation and to ensure that a significant portion of each Named Executive Officer’s compensation is tied to the achievement of short-term and long-term goals, the Board, following the recommendation of the Compensation Committee, determined that the following compensatory elements were appropriate for our Named Executive Officers in the 2022 Fiscal Year:

Key compensation elements	Primary metrics	Key terms
Base Salary	N/A	• Based on competitive considerations, responsibilities, expertise, experience and tenure.
Target Annual Incentive	• Free Cash Flow Generation (30%) • Adjusted EBITDA (15%) • Health, Safety and Environment Measures (10%) • CCS Project Execution (20%) • GHG Emissions (10%) • Strategic Initiatives (15%)

• Provides incentive to achieve greater financial performance by focusing on key drivers of stockholder value.

• Emphasizes focus on safety and ESG, important factors in our culture and long-term growth.

• Payouts range from 0% to 200% of the target award.

Long-Term Incentive Awards
Performance share units	• Absolute TSR (50%) • Capital project returns (PVI) (50%)

• Provides the right to receive a share of Talos’s stock at the end of a three-year performance period, subject to the Company’s achievement of pre-established Absolute TSR and capital project returns goals.

• Payouts are limited to 200% of the target award.

Restricted stock units	• Stock price	• Vests annually over two (Retention RSUs) or three years (all other RSUs).

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Executive Compensation

Base Salary

The base salaries provided to our Named Executive Officers are a fixed portion of their total compensation that reflects their responsibilities, expertise, experience and tenure. After reviewing the base salaries of executive officers in the Peer Group and upon recommendation by the Compensation Committee, on March 5, 2022, the Board approved an increase in base salaries for each Named Executive Officer to better align their compensation with Peer Group practices. The table below reflects the base salaries for the Named Executive Officers in 2021 and 2022.

Name	2021 Base Salary	2022 Base Salary

Timothy S. Duncan	$800,000	$825,000

Shannon E. Young III	$500,000	$525,000

Robert D. Abendschein	$500,000	$525,000

John A. Parker	$435,000	$455,000

William S. Moss III	$415,000	$435,000

Annual Incentive Program

We provide “AIP” awards to motivate our Named Executive Officers to achieve specific financial, operational and strategic goals that are aligned with creation of stockholder value. Performance is measured on an annual basis relative to pre-established performance criteria.

Establishing 2022 Target Annual Incentive Program Awards

The target AIP award for each of our Named Executive Officers was set by the Board following discussions between and with the Compensation Committee and Meridian, and a review of the target AIP award opportunities for similarly situated executives at companies in our 2022 Peer Group. The individual targets for the 2022 Fiscal Year, expressed as a percentage of base salary, are set forth in the following table for each of our Named Executive Officers. The individual targets were unchanged from the individual targets established for the 2021 fiscal year. The threshold amount and maximum amount that could become payable under the AIP for the 2022 Fiscal Year were 50% and 200% of each Named Executive Officer’s target, respectively. The maximum amount that could become earned under the AIP was increased from 150% to 200% of target bonus in 2022 to conform with the vast majority practice in our industry and among the members of our 2022 Peer Group and to provide an additional incentive for exceptional performance.

Name	2022 Target AIP Awards (% of Base Salary)

Timothy S. Duncan	125%

Shannon E. Young III	80%

Robert D. Abendschein	80%

John A. Parker	80%

William S. Moss III	80%

2023 PROXY STATEMENT	37

Executive Compensation

2022 Annual Incentive Program Measures and Goals

For the 2022 Fiscal Year, AIP awards were based on our achievement of the following performance measures:

Performance Measure:	Rationale for Selecting Performance Measure:

Financial Performance Measures (including free cash flow generation and Adjusted EBITDA, each as described below)	Provides an incentive to achieve strong cash flow generation and accretive returns on invested capital, which are key drivers of stockholder value

Health, Safety and Environment (“HSE”) Measures (measures the total recordable incident rate (“TRIR”))	Emphasizes the importance of safety as a critical aspect of our culture

Operational Measures (measures whether the Company has executed carbon capture and sequestration (“CCS”) based on number of stores secured)	Provides an incentive to grow our CCS business.

Environmental, Social and Governance (“ESG”) Measures (evaluates whether the Company has reduced GHG emissions in order to make progress towards the Company’s 2025 Greenhouse Gas Intensity Reduction goal)

Ensures we continue to make progress over the short-term towards the achievement of our longer-term GHG emissions reductions.

Key Strategic Initiatives (analysis regarding achievement of broad strategic financial and operational goals and initiatives and may include individual performance)	Provides an incentive to achieve broader strategic goals and initiatives, outstanding individual performance, and to recognize other relevant factors

The Compensation Committee made changes to the composition and weighting of the performance measures from those used in the 2021 AIP award design. These modifications reflect an effort to streamline the program and put additional emphasis on goals our stockholders increasingly value (e.g., the growth of our CCS business) and slightly decrease our one of our qualitative metrics (Strategic Initiatives). In 2022, we eliminated capital project returns (PVI) as a performance metric under the 2022 AIP, adding it as a performance metric under our long-term incentive awards and added CCS project execution under the 2022 AIP, measured as the number of stores secured, as a performance metric with the weighting of 20%. We also increased the weighting of the Free Cash Flow Generation metric from 20% to 30% and decreased the weighting of the Adjusted EBITDA metric from 20% to 15% (so that a total of 45% of the AIP metrics remain devoted to the achievement of financial performance goals). The increased weight placed on the Free Cash Flow Generation metric reflects the Compensation Committee’s determination that investors in our industry are placing an increasing emphasis on the ability of companies in our industry to generate free cash flow. Finally, we decreased the weighting of our Strategic Initiatives metric from 20% to 15%. As always, the Compensation Committee retains the authority to adjust the performance measures. The Compensation Committee set the thresholds for each of these metrics rigorously and the targets for the financial metrics were set substantially above the original budget.

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Executive Compensation

2022 Achieved Performance and Payout

The weighting of these performance measures, the 2022 Fiscal Year threshold, target and maximum levels of performance for the 2022 Fiscal Year, the actual results for the 2022 Fiscal Year and the payout percentage for the 2022 Fiscal Year are set forth in the table below.

Performance Measure	Weighting for Each Measure	2022 Fiscal Year Threshold (50%)	2022 Fiscal Year Target (100%)	2022 Fiscal Year Maximum (200%)	Actual Results for 2022 Fiscal Year	2022 Fiscal Year Weighted Payout Percentage

Financial Performance

Free Cash Flow Generation (1)	30%	$50 MM	$100 MM	$200 MM	$195 MM	59%

Adjusted EBITDA (2)	15%	$600 MM	$700 MM	$800 MM	$776 MM	26%

HSE Performance

Total TRIR	10%	0.55	0.50	0.45	0.36	20%

Operational Performance

CCS Project Execution (Stores Secured) (3)	20%	4	5	7	5	20%

ESG

GHG Emissions (MT Co2 Equiv / MBOE) (4)	10%	15.75	15.3	14.5	17.1	0%

Strategic Initiatives

Strategic Initiatives (5)	15%	Near Expectations	Met Expectations	Exceeded Expectations	Exceeded Expectations	25%

PAYOUT PERCENTAGE						150%

(1)

Free Cash Flow Generation represents Adjusted EBITDA (as defined below and based on a maximum oil price of $80 per barrel of crude oil) less capital expenditures, plugging & abandonment and interest expense reflected on the statement of operations. Capital expenditures is calculated as the change in total property and equipment reflected on the balance sheet plus (i) the write-down of oil and natural gas properties as reflected on the statement of operations, (ii) $(3.5) million attributable to net acquisition and divestiture activity, (iii) $2.8 million related to the carbon capture and sequestration business and (iv) $1.6 million of decommissioning obligations settled less (a) share-based compensation costs capitalized to oil and gas properties as reflected in the notes to the consolidated financial statements (b) $150.6 million capitalized to oil and gas properties related to the extension of the HP-I finance lease and (c) $121.3 million of asset retirement costs capitalized comprised of changes in estimates and obligations acquired, incurred and divested as disclosed in the notes to the consolidated financial statements. Plugging & abandonment is equal to settlement of asset retirement obligations as reflected on the statement of cash flows.

(2)

Adjusted EBITDA represents EBITDA plus non-cash write-down of oil and natural gas properties, (gain) loss on debt extinguishment, transaction and non-recurring expenses, the net change in the fair value of derivatives (mark to market effect, net of cash settlements and premiums related to these derivatives), non-cash (gain) loss on sale of assets, non-cash write-down of other well equipment inventory and non-cash equity-based compensation expense. EBITDA represents net income (loss) plus interest expense, income tax expense (benefit); depreciation, depletion and amortization; and accretion expense. Adjusted EBITDA for purposes of determining performance and payout for the 2022 fiscal year was calculated based on a maximum oil price of $80 per barrel of crude oil, resulting in a $200.2 million reduction for revenue generated above the threshold and a $134.5 million addition for losses associated with hedging above the threshold. Because of this, the numbers disclosed for Free Cash Flow Generation and Adjusted EBITDA are different than the numbers included in our Earnings Release furnished as an exhibit on our Current Report on Form 8-K and Annual Report Form 10-K for the fiscal year ended December 31, 2022, respectively. Additional information regarding the calculation of Adjusted EBITDA is available in the section entitled “Supplemental Non-GAAP Measure – EBITDA and Adjusted EBITDA” included in our Form 10-K for the fiscal year ended December 31, 2022.

(3)	CCS Project Execution (Stores Secured) metric represents each instance of the Company obtaining a lease or option for pore space suitable for an EPA class VI permit of CO2 injection and sequestration.

(4)

Our GHG emissions are calculated in accordance with the Bureau of Ocean Energy Management’s Outer Continental Shelf Air Quality System (AQS). The AQS software calculates and reports emissions as part of the triennial OCS emissions inventory program. Emissions reported through AQS serve as the basis of our Scope 1 emissions. GHG emissions intensity is calculated as metric tons of Scope 1 GHG emissions in CO2 equivalent divided by gross operated production which is inclusive of our handling of 3rd party volumes through our platforms.

(5)

The Strategic Initiatives most relevant for analysis are determined by the Board but include the achievement of broad strategic financial and operational goals and initiatives and may include individual performance.

Following the completion of 2022, the Compensation Committee reviewed and certified the Company’s actual performance results relative to the quantitative goals established at the beginning of the year. While it did not take action to modify the payout percentage for the GHG emissions metric, it did note that performance with respect to that metric was substantially influenced by the following two factors: (i) unplanned downtime of a third party downstream gas pipeline, which limited our ability to produce the quantity of oil and gas originally planned, and (ii) other simultaneous operations made it unsafe to combust methane using a flare, leaving venting or shutting in operations as the only alternatives. We elected to continue producing rather than shut in production as we felt that was the far better economic alternative for the Company and its stockholders. Unfortunately, this decision resulted in a decrease in our projection and an increase in our emissions intensity because of the venting, although this does not impact our long-term goals to reduce our emissions intensity.

2023 PROXY STATEMENT	39

Executive Compensation

The Compensation Committee also evaluated achievements relative to our one qualitative performance measure: Strategic Initiatives. The closing of the EnVen Transaction, which the Board views as a transformational transaction for the Company, was a substantial consideration for the Compensation Committee when evaluating performance with respect to Strategic Initiatives. Other factors considered when evaluating our performance with respect to Strategic Initiatives for 2022 included:

•	Substantially reduced leverage;

•	Lowest TRIR in the history of the company in a year with the highest work hours to date;

•	Met reserve replacement expectation;

•	Met leverage reduction expectation; and

•	Made material progress towards multiple Class VI sequestration permits.

AIP awards for our Named Executive Officers are calculated by multiplying the payout percentage by each Named Executive Officer’s target award. The Compensation Committee retains the discretion to increase (including above 200%) or reduce the payout percentage of each Named Executive Officer’s AIP award. The table below includes the target AIP awards, payout percentages, and actual AIP award payments for 2022.

Name	2022 Target AIP Award ($)	Payout Percentage	Actual AIP Award Payment ($)

Timothy S. Duncan	$1,031,250	150%	$1,546,875

Shannon E. Young III	$420,000	150%	$630,000

Robert D. Abendschein	$420,000	150%	$630,000

John A. Parker	$364,000	150%	$546,000

William S. Moss III	$348,000	150%	$522,000

Long-Term Incentive Awards

The Company maintains the Talos Energy Inc. 2021 Long Term Incentive Plan (the “2021 LTIP”), which provides the Company with the flexibility to grant a wide range of equity and equity-based awards and is also used as the plan pursuant to which the Company’s AIP is administered.

Long-term incentive (“LTI”) awards are intended to balance retention of our executive team and alignment of our Named Executive Officers’ interests with those of our stockholders. Each year, the Compensation Committee sets the total targeted LTI value appropriate for each Named Executive Officer, taking into account Peer Group data and each Named Executive Officer’s contribution to our success, level of responsibility and experience. For the 2022 Fiscal Year, each Named Executive Officer’s total targeted annual LTI value was allocated 1/3 to grants of time-based RSUs and 2/3 to grants of PSUs.

Please see “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below for more information on the number and value of RSU awards and PSU awards granted during the 2022 Fiscal Year.

2022 RSU Awards

On March 5, 2022, the Board, upon recommendation by the Compensation Committee, approved the grant of RSUs to each Named Executive Officer. These RSU awards vest ratably on each of the first three anniversaries of the date of grant, subject to each Named Executive Officer’s continued employment through each vesting date. Following vesting, each RSU that vests is settled in one share of our common stock.

2022 PSU Awards

The Compensation Committee and the Board continue to value PSUs as a motivational and compensatory tool and took a fresh approach to the PSUs in 2022 in an effort to ensure that the one-time action of cancelling the 2020 and 2021 PSUs and granting the Retention RSUs is not repeated in the future.

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Executive Compensation

On March 5, 2022, the Board, upon recommendation by the Compensation Committee, approved the grant of PSUs to each Named Executive Officer. The PSU awards vest based on the company’s performance over the three-year period commencing on January 1, 2022 and ending on December 31, 2024 and subject to the Named Executive Officer’s continued employment through the end of the performance period, based on the following metrics:

(i)	50% based on Absolute TSR, and

(ii)	50% based on capital project returns (PVI).

Absolute TSR PSUs

Our Absolute TSR is determined based on our annualized absolute total shareholder return during the performance period. The percentage of PSUs that become earned is based on the table below and any percentage that falls between the threshold, target, stretch and maximum achievement levels shall be calculated using linear interpolation. Following the end of the performance period, each PSU that becomes earned and vested is settled in one share of our common stock.

Level	Absolute TSR Percentage	Earned PSUs (% of Target)

< Threshold	<0%	0%

Threshold	0%	40%

Intermediate	5%	80%

Target	10%	100%

Stretch	20%	160%

Maximum	30%	200%

PVI PSUs

Our PVI is determined based on the present value of the cash flow (less capital expenditures) divided by discounted capital expenditures. At the end of the performance period, the 2022 drill program will be assessed based on actual results of the wells in the program, valued at the underwritten price deck ($65 for oil and $3.50 for natural gas). If actual wells drilled differ from the original program, the results of the wells actually drilled will be assessed. The percentage of PSUs that become earned is based on the table below and any PVI amount that falls between the threshold, target and maximum achievement levels shall be calculated using linear interpolation. Following the end of the performance period, each PSU that becomes earned and vested is settled in one share of our common stock.

Level	PVI Amount	Earned PSUs (% of Target)

< Threshold	<1.8	0%

Threshold	1.8	50%

Target	2.8	100%

Maximum	3.8	200%

2022 Retention RSU Awards

Certain funds and other alternative investment vehicles managed by the Apollo Funds have historically held significant ownership interests in the Company. During 2021, the Apollo Funds (i) decided to exit their investment in the Company and implemented a 10b5-1 plan to sell our shares and (ii) required that we arrange several secondary offerings. As a result, the Apollo Funds sold over 16 million shares of our stock (which represented approximately 20% of all outstanding shares) (the “Apollo Sales”). Sales of this magnitude over a short period of time can create technical pressure on the stock price of a company, as was the case in this instance. The performance period for the PSUs granted in 2019 ended on December 31, 2021. Primarily as a result of the Apollo Sales, we did not achieve threshold performance with respect to the 2019 PSUs, as certified by the Compensation Committee in early 2022. As a result, these awards ceased to be outstanding and the Named Executive Officers did not receive any shares or other consideration with respect to these awards. By early 2022 it was clear that the PSUs outstanding at that time (those initially granted in 2020 and 2021) would also likely fail to reach threshold performance. The Board believed that the Apollo Sales created a technical issue that may have restrained the price of our stock irrespective of financial

2023 PROXY STATEMENT	41

Executive Compensation

performance and materially altered our ability to achieve the threshold performance required for the outstanding PSUs to vest. As a result, the Board determined that this portion of our incentive program no longer provided appropriate incentives or retention for our management team. Because the PSUs have historically represented such a large portion of the annual compensation for the Named Executive Officers, the Board felt we faced a high risk of losing key executive talent if action was not taken to address this loss of value that occurred largely for reasons outside the control of our Named Executive Officers.

On March 5, 2022, the Board made a one-time decision to cancel the outstanding PSUs granted in each of 2020 and 2021 then held by our Named Executive Officers. In connection with this cancellation, the Board granted a number of restricted share units equal to the target number of PSUs granted to the Named Executive Officers in each of 2019, 2020, and 2021, which we refer to as the Retention RSUs, since each of these awards was materially impacted by the Apollo Sales.

The Retention RSUs will vest ratably each year over two years, generally contingent upon continued employment through each such date. Each of the Named Executive Officers entered into a Performance Share Unit Cancellation and Release Agreement (the “Cancellation Agreement”) with the Company on March 8, 2022, whereby the Named Executive Officers consented to the cancellation of the PSUs granted to them in each of 2020 and 2021 (the PSUs still outstanding as of such date) in exchange for the grant of the Retention RSUs. The Cancellation Agreement includes a release of claims with respect to the cancelled PSUs. The table below specifies the number of PSUs cancelled and Retention RSUs granted with respect to each of the Named Executive Officers on March 5, 2022.

	PSU Awards that Failed to be Earned or were Cancelled				Retention RSU Awards Granted

	2019	2020	2021	Total	Total

Timothy S. Duncan	73,638	152,092	201,715	427,445	427,445

Shannon E. Young III	21,755	58,936	78,165	158,856	158,856

Robert D. Abendschein		45,628	60,515	106,143	106,143

John A. Parker	22,092	49,430	65,558	137,080	137,080

William S. Moss III	20,865	47,529	63,036	131,430	131,430

The Compensation Committee and the Board felt it was important to replace the intended value of the 2019, 2020, and 2021 PSUs with the Retention RSUs rather than cash retention payments to ensure that the Named Executive Officers continue to be aligned with our stockholders and motivated to increase the value of our shares, irrespective of the unique challenges they may currently face in that respect. The grant of the Retention RSUs was accounted for as a modification under FASB ASC Topic 718 beginning in the first quarter of 2022, the value of which is reported in the “Summary Compensation Table” below.

Other Benefits

Health and Welfare Benefits

We offer participation in health and welfare plans to all of our employees, including our Named Executive Officers.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan in which our Named Executive Officers participate. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “Code”) where employees, including our Named Executive Officers, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Generally, we provide discretionary matching contributions equal to 50% of the first 12% of employees’ eligible compensation contributed to the plan. Employees generally become vested in 25% of the matching contributions made to their tax-qualified retirement account per year for four years. Employees become 100% vested in the matching contributions made to their tax-qualified retirement account upon death, disability or retirement on or after normal retirement age (i.e., age 65). Employees may receive a distribution of the vested portion of their tax-qualified retirement accounts upon (i) a termination of employment, (ii) normal retirement, (iii) disability or (iv) death.

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Executive Compensation

Life Insurance

We provide group term life insurance to all of our employees, including the Named Executive Officers, equal to 2.5 times base salary up to a maximum of $500,000.

Limited Perquisites

In 2022, we provided to our Named Executive Officers a limited number of low-cost perquisites, including gym membership reimbursement, parking at our headquarters, airline club memberships for ease of business travel, and certain social and dining club memberships to encourage networking with our clients, vendors and potential partners. We provided these perquisites to ensure that our compensation program as a whole remains commensurate with compensation and benefits provided by companies with which we compete for executive talent and because most of these limited perquisites also benefit Talos.

Amended and Restated Executive Severance Plan

On October 21, 2020, the Board adopted the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Amended Severance Plan”), which amends and replaces the Talos Energy Operating Company LLC Executive Severance Plan adopted on August 29, 2018 (the “Original Plan”). The Amended Severance Plan, like the Original Plan, provides that each of our Named Executive Officers are entitled to receive severance benefits following certain terminations of employment. Each participant in the Amended Severance Plan is subject to certain confidentiality, non-solicitation and non-disparagement covenants. The Board maintains the Amended Severance Plan to align the severance benefits with the severance benefits provided by companies with which we compete for executive talent. Our Compensation Committee and Board believe that a severance policy is preferable to individually negotiated agreements because it ensures continuity of terms between members of our executive team and provides for ease of administration. Please see “Potential Payments Upon Termination of Change in Control—Amended and Restated Executive Severance Plan” for more information.

Other Matters

Tax and Accounting Implications of Executive Compensation Decisions

The Compensation Committee and the Board review and consider the tax, accounting, and securities law implications of our executive compensation program when making determinations.

As a public corporation, we are subject to the deduction limitations under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. The Compensation Committee is mindful of these limitations but reserves the right to pay non-deductible compensation to our executive officers if the Compensation Committee determines that such compensation is in the best interests of the Company.

We account for RSU awards and PSU awards in accordance with FASB ASC Topic 718, which requires us to estimate the expense of an award over the vesting period applicable to such award.

Anti-Hedging and Anti-Pledging Policies

We maintain an insider trading policy that applies to all employees of the Company and its subsidiaries, including the Named Executive Officers, all members of the Board, and all contractors, consultants and outside advisors who have access to material nonpublic information. The insider trading policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by the insider trading policy.

Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, our insider trading policy prohibits directors, officers, employees and their designees, from engaging in any such transactions.

2023 PROXY STATEMENT	43

Executive Compensation

Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Stock Ownership Policy

In 2019, we adopted the Talos Energy Inc. Stock Ownership Policy (the “Ownership Policy”) applicable to senior executives identified by the Compensation Committee, including the Named Executive Officers, and non-employee directors with the goal of aligning the interests of such senior executives and non-employee directors with those of our stockholders. In 2022 we increased the ownership requirements applicable to senior executives. The ownership requirements, as increased for senior executives, are as follows:

Title	Previously Required Ownership	Amended Required Ownership

Chief Executive Officer	5x base salary	6x base salary

All Other Named Executive Officers	2x base salary	3x base salary

Other Senior Executives	1x base salary	2x base salary

Non-Employee Directors	5x annual cash retainer	5x annual cash retainer

The Chief Executive Officer and the Compensation Committee review on an annual basis the ownership levels of senior executives and non-employee directors. In determining ownership levels, we include shares of our common stock owned outright by the officer or director, unvested time-based restricted shares and restricted stock units and shares of our common stock owned by the officer or director through our retirement and benefit plans. We do not include unexercised stock options or unearned performance shares or performance share units in determining ownership levels. Senior executives are expected to achieve their requisite ownership levels within five years of the later of (i) the implementation of the Ownership Policy or (ii) the applicable date of hire, promotion or salary increase for the executive, and non-employee directors must achieve their requisite ownership levels within five years of the later of (a) the implementation of the Ownership Policy or (b) the applicable date of the first election to the Board or increase in annual cash retainer. If a participant is not in compliance with the Ownership Policy, the Compensation Committee may use its discretion to impose a stock holding requirement or take any other action it deems appropriate. While all individuals subject to the Ownership Policy have substantial time remaining to comply with the ownership levels enumerated therein, all of our Named Executive Officers and all members of our Board already meet the specified levels of ownership.

Clawback Policy

On February 4, 2020, we adopted the Talos Energy Inc. Executive Compensation Clawback Policy (the “Clawback Policy”). Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee or the Board may cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered employee within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered “covered employees” for purposes of the Clawback Policy.

Risk Assessment and Mitigation

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, the Compensation Committee worked closely with Meridian to mitigate risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as short-term and long-term compensation and fixed and variable compensation.

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Executive Compensation

Our compensation program structure and policy include the following features to safeguard against excessive risk-taking:

✓	Payments under our AIP are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

✓	Our PSUs have performance periods of three years, which encourages executives to focus on sustaining the performance of the Company and its stock price over a period of years;

✓	We pay compensation that is competitive with the market and our industry peers, while not being excessive;

✓

Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;

✓	Our incentive compensation plans include a cap on the maximum payout, subject to the Compensation Committee’s discretion, and implement design features that do not encourage excessive risk-taking; and

✓	Our insider trading policy contains a general anti-hedging and anti-pledging policy for all insiders.

We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

2023 Compensation Decisions

Retirement Benefits

Effective January 2023, we enhanced our matching contributions under our 401(k) plan. We now generally provide discretionary matching contributions equal to 100% of the first 6% of employees’ eligible compensation contributed to the plan. Further, effective January 2023, all employer matching contributions previously contributed to the plan became 100% vested, and all future employer matching contributions to the plan will be 100% vested as of the date of the contribution.

2023 PROXY STATEMENT	45

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the annual compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Timothy S. Duncan President and Chief Executive Officer	2022	824,530	—	10,049,693	1,546,875	10,250	12,431,348
	2021	800,674	—	5,146,764	1,370,000	9,750	7,327,188
	2020	705,754	—	3,984,811	632,250	9,750	5,332,565

Shannon E. Young III Executive Vice President, Chief Financial Officer	2022	524,530	—	3,852,442	630,000	13,500	5,020,472
	2021	500,763	—	1,994,386	548,000	13,000	3,056,149
	2020	463,781	27,680	1,544,123	272,320	1,062	2,308,966

Robert D. Abendschein Executive Vice President and Chief Operating Officer	2022	524,530	—	3,253,664	630,000	13,500	4,421,693
	2021	500,991	—	1,544,046	548,000	13,000	2,606,037
	2020	415,487	3,800	1,195,453	281,200	3,288	1,899,228

John A. Parker Executive Vice President of Exploration	2022	454,624	—	3,233,343	546,000	13,500	4,247,467
	2021	435,964	—	1,672,713	476,760	13,000	2,598,437
	2020	423,452	3,360	1,295,067	248,640	13,000	1,983,519

William S. Moss III Executive Vice President and General Counsel	2022	434,624	—	3,181,358	522,000	13,000	4,150,982
	2021	415,909	—	1,608,364	454,840	13,000	2,492,113
	2020	403,288	3,200	1,245,259	236,800	13,000	1,901,547

(1)

Amounts in this column for each Named Executive Officer represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures in the table above do not include an estimation of forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date identified as the date of grant for accounting purposes or, to the extent such date was not a trading day, the last trading day immediately prior to such date, applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the TSR-based PSUs was determined using a Monte Carlo simulation. Additionally, the amounts in this column for each Named Executive Officer represent the incremental fair value of the modifications to the outstanding PSUs granted in each of 2020 and 2021, which were cancelled and exchanged for a number of RSUs equal to the target number of PSUs granted to the Named Executive Officers in each of 2019, 2020, and 2021, calculated in accordance with FASB ASC Topic 718 as of the modification date of March 5, 2022. Additional information regarding the assumptions underlying these calculations is available in Notes 2 and 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2022.

Named Executive Officer	2022 RSUs ($)(a)	2022 PSUs ($)(a)	Retention RSU Modification ($)	Total ($)

Timothy S. Duncan	1,736,830	4,591,500	3,721,363	10,049,693

Shannon E. Young III	694,739	1,836,620	1,321,083	3,852,442

Robert D. Abendschein	694,739	1,836,620	722,305	3,253,664

John A. Parker	564,476	1,492,253	1,176,614	3,233,343

William S. Moss III	564,476	1,492,253	1,124,629	3,181,358

(a)

In 2022, the Board approved the grant of annual RSUs and PSUs by approving the following approximate dollar values for each Named Executive Officer which were divided by the volume-weighted adjusted trading price for the 20 trading days leading up to and including March 4, 2022 to determine how many awards were granted (2/3 of which were granted as PSUs and 1/3 of which were granted as RSUs): $4,000,000 for Mr. Duncan; $1,600,000 for Messrs. Young and Abendschein; and $1,300,000 for Messrs. Parker and Moss. These figures differ substantially from the figures in the table above as a result of the rules applicable to account for these awards, particularly the PSUs, under FASB ASC Topic 718.

(2)

Amounts in this column represent the portion of the AIP awards for performance in the 2022 Fiscal Year determined based on actual achievement of the applicable performance metrics. See “Elements of Compensation for the 2022 Fiscal Year—Annual Incentive Program” above for additional information regarding these awards.

(3)	Amounts in this column only include our match of 401(k) plan contributions in the 2022 Fiscal Year for each Named Executive Officer.

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2022 Alternative Summary Compensation Table Excluding Retention RSUs

On March 5, 2022, the Board made a one-time decision to cancel the outstanding PSUs granted in each of 2020 and 2021 then held by our Named Executive Officers due to the Apollo Sales creating a technical issue that may have restrained the price of our stock. In connection with this cancellation, the Board granted the Retention RSUs in an amount equal to the target number of PSUs granted to the Named Executive Officers in each of 2019, 2020, and 2021, since each of these awards was materially impacted by the Apollo Sales.

Because the incremental fair value of the accounting modification resulting from the cancellation of the PSUs and granting of the Retention RSUs was a one-time decision that the Company is unlikely to repeat in the future, the table below sets forth the total compensation of each of our Named Executive Officers for the 2022 Fiscal Year, excluding the incremental fair value of the accounting modification associated with such cancellation and grant. This table is supplemental to, and not a substitute for, the compensation information reported in the Summary Compensation Table. For additional information regarding the Retention RSUs, please see “Compensation Discussion and Analysis—Elements of Compensation for 2022 Fiscal Year—Long-Term Incentive Awards.”

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Timothy S. Duncan	2022	824,530	—	6,328,330	1,546,875	10,250	8,709,984

Shannon E. Young III	2022	524,530	—	2,531,359	630,000	13,500	3,699,389

Robert D. Abendschein	2022	524,530	—	2,531,359	630,000	13,500	3,699,389

John A. Parker	2022	454,624	—	2,056,729	546,000	13,500	3,070,853

William S. Moss III	2022	434,624	—	2,056,729	522,000	13,000	3,026,353

(1)

Amounts in this column for each Named Executive Officer represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures in the table above do not include an estimation of forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date identified as the date of grant for accounting purposes or, to the extent such date was not a trading day, the last trading day immediately prior to such date, applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the TSR-based PSUs was determined using a Monte Carlo simulation. As noted above, the amounts do not include the incremental fair value of the modifications to the outstanding PSUs granted in each of 2020 and 2021, which were cancelled and exchanged for a number of RSUs equal to the target number of PSUs granted to the Named Executive Officers in each of 2019, 2020, and 2021.

2023 PROXY STATEMENT	47

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Grants of Plan-Based Awards Table

The following table includes information regarding the AIP awards, RSU awards and PSU awards granted to the Named Executive Officers during the 2022 Fiscal Year.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Timothy S. Duncan	AIP		515,625	1,031,250	2,062,500

	PSUs	3/5/2022				96,759	193,518	387,036		4,591,500

	RSUs	3/5/2022							96,759	1,736,830

	Retention RSUs	3/5/2022								3,721,363

Shannon E. Young III	AIP		210,000	420,000	840,000

	PSUs	3/5/2022				38,704	77,408	154,816		1,836,620

	RSUs	3/5/2022							38,704	694,739

	Retention RSUs	3/5/2022								1,321,083

Robert D. Abendschein	AIP		210,000	420,000	840,000

	PSUs	3/5/2022				38,704	77,408	154,816		1,836,620

	RSUs	3/5/2022							38,704	694,739

	Retention RSUs	3/5/2022								722,304

John A. Parker	AIP		182,000	364,000	728,000

	PSUs	3/5/2022				31,447	62,894	125,788		1,492,253

	RSUs	3/5/2022							31,447	564,476

	Retention RSUs	3/5/2022								1,176,614

William S. Moss III	AIP		174,000	348,000	696,000

	PSUs	3/5/2022				31,447	62,894	125,788		1,492,253

	RSUs	3/5/2022							31,447	564,476

	Retention RSUs	3/5/2022								1,124,629

(1)

Amounts in these columns represent the estimated payouts for AIP awards for the 2022 Fiscal Year assuming threshold, target and maximum achievement. The actual amounts paid to our Named Executive Officers for the 2022 Fiscal Year can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. See “Elements of Compensation for the 2022 Fiscal Year—Annual Incentive Program Awards” above for additional information regarding these awards.

(2)

These amounts represent the threshold, target and maximum number of PSUs that may become earned pursuant to the PSUs granted to the Named Executive Officers during the 2022 Fiscal Year. The number of PSUs which ultimately become earned is based 50% on our absolute TSR performance and 50% on capital project returns, each over the three-year performance period ending on December 31, 2024, subject to the Named Executive Officer’s continued employment.

(3)

Amounts in this column represent RSUs granted to the Named Executive Officers during the 2022 Fiscal Year which vest as to one-third on each of March 5, 2023, March 5, 2024 and March 5, 2025, subject to the Named Executive Officer’s continued employment.

(4)

These amounts represent the aggregate grant date fair value of PSUs and RSUs granted during the 2022 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures in the table above do not include an estimation of forfeitures. Additionally, the amounts in this column for each Named Executive Officer represent the incremental fair value of the modifications to the outstanding PSUs granted in each of 2020 and 2021, which were cancelled and exchanged for a number of RSUs equal to the target number of PSUs granted to the Named Executive Officers in each of 2019, 2020, and 2021, calculated in accordance with FASB ASC Topic 718 as of the modification date, March 5, 2022. These RSUs vest as to one-half on each of March 5, 2023 and March 5, 2024, subject to the Named Executive Officer’s continued employment.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary for an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2022 Fiscal Year.

Series B Unit Awards

In connection with the Stone Combination in May 2018, the Series B Units in Talos Energy LLC, including those held by our Named Executive Officers, were exchanged for an equivalent number of Series B Units in each of AP Talos Energy LLC (“AP Equityco Units”) and Riverstone Talos Energy Equityco LLC (“RSH Equityco Units” and together with the AP Equityco Units, the “Exchanged Units”). The Exchanged Units received in the exchange remain subject to the same terms and conditions applicable to the Series B Units in Talos Energy LLC prior to such exchange, including with respect to vesting.

In addition to the Exchanged Units, in connection with the Stone Combination in May 2018, each of our Named Executive Officers other than Messrs. Young and Abendschein received Series B Units in each of AP Talos Energy Debtco LLC (“AP Debtco Units”) and Riverstone Talos Energy Debtco LLC (“RSH Debtco Units,” and together with the AP Debtco Units, the “New Series B Units”), which are intended to constitute “profits interests” for federal tax purposes. Each of Apollo Talos Holdings, L.P., the manager of AP Talos Energy Debtco LLC, and Riverstone V Talos Holdings, L.P., the manager of Riverstone Talos Energy Debtco LLC, determined it was appropriate to grant the New Series B Units, and neither the Board nor the board of Talos Energy LLC were involved in approving the grants.

The New Series B Units mirror the number and vesting schedule of the Exchanged Units so that they will vest in tandem. As a result, a portion of the New Series B Units were fully vested on the date of grant and the unvested New Series B Units granted will vest at the same time and under the same circumstances as the unvested Exchanged Units. The Exchanged Units and thus, the New Series B Units, generally provide for vesting of 80% of the award in equal monthly installments beginning on the last day of the month of the original grant (not the exchange date) and continuing on the last day of each month for a total of 48 months, so long as the Named Executive Officer remains employed through each vesting date. The remaining 20% will only vest upon the occurrence of a Vesting Event (as defined below under “Potential Payments Upon Termination or Change in Control—Series B Unit Award Agreements”). Any portion of the New Series B Units that vest on the basis of time and remain unvested as of a Vesting Event will also become vested upon such Vesting Event. In connection with the Apollo Funds ceasing to be stockholders in April of 2022, the AP Equityco Units and AP Debtco Units ceased to be outstanding and no payments were made with respect to such units because the thresholds were not met.

2023 PROXY STATEMENT	49

Executive Compensation Tables

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs, PSUs, RSH Equityco Units and RSH Debtco Units held by our Named Executive Officers as of December 31, 2022.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Timothy S. Duncan	—	—	22,520(1)	n/a	n/a
	—	—	22,520(2)	n/a	n/a
	—	—	820(1)	n/a	n/a
	—	—	820(2)	n/a	n/a
						642,141	12,123,622

								290,277	5,480,430
Shannon E. Young III						243,262	4,592,787

								116,112	2,192,195
Robert D. Abendschein						180,229	3,402,724

								116,112	2,192,195
John A. Parker	—	—	20,000(1)	n/a	n/a
	—	—	19,280(2)	n/a	n/a
						206,857	3,905,460

								94,341	1,781,158

William S. Moss III	—	—	16,000(1)	n/a	n/a
	—	—	16,000(2)	n/a	n/a
						199,732	3,770,940
								94,341	1,781,158

(1)	These amounts represent RSH Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.

(2)	These amounts represent RSH Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.

(3)	These equity awards are not traditional options, and therefore, there is no exercise price or expiration date associated with them.

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Executive Compensation Tables

(4)

The amounts in this column represent RSUs held by each Named Executive Officer which vest pro-rata over the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Number of Unvested RSUs	Remaining Vesting Dates

Timothy S. Duncan	427,445*	March 5, 2023 and March 5, 2024

	96,759	March 5, 2023, March 5, 2024 and March 5, 2025

	67,239	March 8, 2023 and March 8, 2024

	50,698	March 5, 2023

Shannon E. Young III	158,856*	March 5, 2023 and March 5, 2024

	38,704	March 5, 2023, March 5, 2024 and March 5, 2025

	26,056	March 8, 2023 and March 8, 2024

	19,646	March 5, 2023

Robert D. Abendschein	106,143*	March 5, 2023 and March 5, 2024

	38,704	March 5, 2023, March 5, 2024 and March 5, 2025

	20,172	March 8, 2023 and March 8, 2024

	15,210	March 5, 2023

John A. Parker	137,080*	March 5, 2023 and March 5, 2024

	31,447	March 5, 2023, March 5, 2024 and March 5, 2025

	21,853	March 8, 2023 and March 8, 2024

	16,477	March 5, 2023

William S. Moss III	131,430*	March 5, 2023 and March 5, 2024

	31,447	March 5, 2023, March 5, 2024 and March 5, 2025

	21,012	March 8, 2023 and March 8, 2024

	15,843	March 5, 2023

*	Indicates Retention RSUs.

(5)	The amounts in these columns were calculated by multiplying $18.88, the closing price of our common stock on December 30, 2022, by the number of awards reported.

(6)

The amounts in this column represent (i) the maximum number of PSUs granted in 2022 that become earned based on our absolute TSR performance and (ii) the target number of PSUs granted in 2022 that become earned based on our capital project returns (PVI), each over the applicable three-year performance period and in each case, held by each Named Executive Officer as shown in the below table. As of December 31, 2022, our absolute TSR and capital project returns performance for the PSUs granted in 2022 were tracking at 164% and 82%, respectively. Pursuant to the applicable SEC rules, the amounts in this column and in the below table reflect the maximum and target payout of the 2022 PSUs based on the absolute TSR and capital project returns (PVI), respectively. The actual number of PSUs earned based on actual performance over the full performance period may be more than this amount.

Name	Number of Unvested PSUs	Applicable Performance Period End Date

Timothy S. Duncan	290,277	December 31, 2024

Shannon E. Young III	116,112	December 31, 2024

Robert D. Abendschein	116,112	December 31, 2024

John A. Parker	94,341	December 31, 2024

William S. Moss III	94,341	December 31, 2024

2023 PROXY STATEMENT	51

Executive Compensation Tables

Option Exercises and Stock Vested

	Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Timothy S. Duncan

RSUs	108,862	1,948,470

Shannon E. Young III

RSUs	54,427	976,508

Robert D. Abendschein

RSUs	25,295	451,333

John A. Parker

RSUs	34,767	622,161

William S. Moss III

RSUs	33,304	595,956

(1)	This column reflects the RSUs held by each Named Executive Officer that vested during the 2022 Fiscal Year.

(2)

This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

Pension Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a nonqualified deferred compensation plan.

52

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Potential Payments Upon Termination or a Change in Control

Amended and Restated Executive Severance Plan

The Board approved the Amended Severance Plan on October 21, 2020. Each of the currently employed Named Executive Officers is a participant in the Amended Severance Plan. Pursuant to the terms of the Amended Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each Named Executive Officer will be eligible to receive: (i) a lump sum cash payment equal to 1.5 (or 2.0 in the case of Mr. Duncan) times the sum of (a) the Named Executive Officer’s annualized base salary then in effect and (b) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to such termination; (ii) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Upon a Named Executive Officer’s termination without “Cause” or a resignation for “Good Reason” within 24 months following a “Change in Control,” such Named Executive Officer will be eligible to receive: (i) a lump sum cash payment equal to 2.0 (or 2.5 in the case of Mr. Duncan) times the sum of (a) the Named Executive Officer’s annualized base salary then in effect and (b) the greater of (x) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to such termination and (y) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to the Change in Control; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Additionally, if a Named Executive Officer’s employment with us terminates as a result of his death or “Disability,” then pursuant to the terms of the Amended Severance Plan, such Named Executive Officer will be eligible to receive the following benefits: (i) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (ii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Amended Severance Plan, a Named Executive Officer (or his estate or legal guardian, if applicable) must timely execute (and not revoke) a release of claims in favor of us and our affiliates. Further, the Amended Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Amended Severance Plan would trigger an excise tax for a participant under Section 4999 of the Code, the Amended Severance Plan provides that the Named Executive Officer’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the Named Executive Officer would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

For purposes of the Amended Severance Plan:

•

“Cause” generally means a Named Executive Officer’s (i) material breach of the Amended Severance Plan or other written agreement with us, (ii) material breach of any law applicable to the workplace or employment relationship or any of our material policies or codes of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission, conviction, indictment or plea of nolo contendre of or for any felony or crime involving moral turpitude, or (v) willful failure or refusal to perform his obligations pursuant to the Amended Severance Plan or follow any lawful directive from us.

•

“Change in Control” generally means the occurrence of any of the following events: (i) acquisition by a person or group of beneficial ownership of 50% or more of our outstanding shares or the combined voting power of our outstanding voting securities; (ii) during any consecutive 12-month period, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a majority of the then current directors unless such approval occurs as a result of an actual or threatened election contest; (iii) consummation of a business combination in which our

2023 PROXY STATEMENT	53

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outstanding voting securities immediately prior to such business combination do not, immediately following such business combination, continue to represent more than 50% of the then outstanding voting securities; (iv) sale of all or substantially all of our assets; or (v) approval by our stockholders of a complete liquidation or dissolution.

•

“Disability” generally means an inability by a Named Executive Officer to perform the essential functions of his position due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive, in any 12-month period.

•

“Good Reason” generally means (i) a material diminution in a Named Executive Officer’s base salary, authority, duties or responsibilities, (ii) material breach by us of our obligations under the Amended Severance Plan, or (ii) a geographic relocation of the Named Executive Officer’s principal place of employment by more than 50 miles.

Long Term Incentive Plan Awards

Restricted Stock Unit Awards

Pursuant to the terms of each Named Executive Officer’s 2020, 2021 and 2022 RSU award agreements, if a Named Executive Officer’s employment with us is terminated (i) as a result of his death or “Disability” or (ii) within one year following a “Change in Control,” by us without “Cause” or by the Named Executive Officer for “Good Reason,” then, in each case, such Named Executive Officer’s unvested 2020, 2021 and 2022 RSUs will become fully vested. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the portion of such Named Executive Officer’s unvested 2020, 2021 and 2022 RSUs that would have vested within the 12-month period following such termination will become vested.

Performance Share Unit Awards

Pursuant to the terms of each Named Executive Officer’s 2022 PSU award agreements, if a Named Executive Officer’s employment with us is terminated as a result of his death or Disability, then a pro-rata portion of such Named Executive Officer’s 2022 PSUs will become earned based on actual performance calculated through the date of such termination. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the Named Executive Officer will be deemed to have met the service requirement with respect to a pro-rata portion of his 2022 PSUs based on target performance, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a Named Executive Officer’s employment with us is terminated within one year following a Change in Control by us without Cause or by the Named Executive Officer for Good Reason, then, in each case, such Named Executive Officer’s 2022 PSUs will become earned based on the greater of target and actual performance calculated through the date of such Change in Control.

For purposes of the RSU and PSU award agreements, “Cause,” “Change in Control,” “Disability” and “Good Reason” have the meanings given to such terms in the Amended Severance Plan.

Series B Unit Award Agreements

If a Named Executive Officer’s employment is terminated for any reason other than by us for “Cause,” he will forfeit all unvested RSH Equityco Units and RSH Debtco Units, and each applicable entity will have a right to repurchase any vested units at Fair Market Value (as defined in the applicable company agreement). If the Named Executive Officer’s employment is terminated by us for Cause, then he will forfeit all RSH Equityco Units and RSH Debtco Units, whether vested or unvested. For the RSH Equityco Units and RSH Debtco Units granted to Messrs. Duncan, Parker and Moss that vest based on the terms of the Series B Units in Talos Energy, LLC originally granted on February 3, 2012 (October 1, 2013 for Mr. Moss), “Cause” has the meaning given to such term in the Named Executive Officer’s prior employment agreement. For all other awards, “Cause” means (i) engaging in material mismanagement in providing services to us or our affiliates, (ii) engaging in conduct that could reasonably be expected to be materially injurious to us or our affiliates, (iii) materially breaching the Series B Unit award agreement or the applicable limited liability company agreement, (iv) being convicted of, or entering a plea bargain or settlement admitting guilt for, any felony, crime involving moral turpitude, or where, as a result of such crime, the continued employment of the Named Executive Officer would be expected to have a material adverse impact on us or our affiliates, or (v) being the subject of any order obtained or issued by the SEC for any securities violation involving fraud.

54

Executive Compensation Tables

In general, any unvested RSH Equityco Units and RSH Debtco Units granted to our Named Executive Officers will fully vest upon the occurrence of either of the following events with respect to the applicable feeder entity (each, a “Vesting Event”): (i) “Liquidation Event” or “Approved Sale” which results in a “Series A Payout” with respect to each holder of Series A Units in the applicable feeder entity; or (ii) the occurrence of a “Public Offering” where the applicable sponsor (a) receives cash proceeds from the sale of securities received in a reorganization sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions), or (b) as of the 5th anniversary of the Public Offering, holds securities with a fair market value sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions). The Vesting Event with respect to each feeder entity may occur on different dates.

For purposes of the RSH Equityco Units and RSH Debtco Units:

•

“Approved Sale” generally includes (i) mergers, business combinations, or consolidations following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of all or substantially all of the assets of the applicable feeder entity to one or more third parties, and (iii) sale of all or substantially all of the equity interests in the applicable feeder entity to one or more third parties, in each case initiated by the sponsor.

•

“Liquidation Event” generally includes (i) mergers, business combinations, consolidations, sales of all or substantially all of the assets of the applicable feeder entity following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of more than 75% of the Series A Units in the applicable feeder entity, (iii) a voluntary or involuntary reorganization or entry into bankruptcy or insolvency proceedings, and (iv) the winding up, dissolution or liquidation of the applicable feeder entity.

•

“Series A Payout” occurs when holders of the Series A Units receive cash distributions which cause the unreturned Series A Unit capital contributions and unpaid Series A Unit preference amount to equal $0.

•

“Public Offering” means the sale in a public offering registered under the Securities Act of the equity securities of the applicable feeder entity (or any successor thereto) or a director or indirect subsidiary of the applicable feeder entity (or any successor thereto).

2023 PROXY STATEMENT	55

Executive Compensation Tables

The following table sets forth the payments and benefits that would be received by our Named Executive Officers pursuant to the terms of the Amended Severance Plan, RSUs, PSUs, RSH Equityco Units and RSH Debtco Units in the event of certain terminations of employment with us or a Vesting Event, had such termination or Vesting Event occurred on December 31, 2022.

Name	Termination without Cause or resignation for Good Reason ($)	Termination as a result of death or Disability ($)	Vesting Event ($)	Termination without Cause or resignation for Good Reason in connection with a Change in Control ($)

Timothy S. Duncan

Cash Severance	3,712,500	—	—	3,937,500

Pro-Rata Annual Bonus (1)	1,546,875	1,546,875	—	1,546,875

COBRA Subsidy (2)	38,616	—	—	38,616

RSU Acceleration (3)	6,235,951	12,123,622	—	12,123,622

PSU Acceleration (4)	1,217,873	1,025,104	—	4,822,778

Series B Unit Acceleration (5)	—	—	0	—

Total	12,751,815	14,695,601	0	23,172,517

Shannon E. Young, III

Cash Severance	1,417,500	—	—	1,890,000

Pro-Rata Annual Bonus (1)	630,000	630,000	—	630,000

COBRA Subsidy (2)	28,962	—	—	28,962

RSU Acceleration (3)	2,360,057	4,592,787	—	4,592,787

PSU Acceleration (4)	487,161	410,046	—	1,929,131

Total	4,923,680	5,632,832	—	9,070,880

Robert D. Abendschein

Cash Severance	1,417,500	—	—	1,890,000

Pro-Rata Annual Bonus (1)	630,000	630,000	—	630,000

COBRA Subsidy (2)	21,148	—	—	21,148

RSU Acceleration (3)	1,723,159	3,402,724	—	3,402,724

PSU Acceleration (4)	487,161	410,046	—	1,929,131

Total	4,278,967	4,442,769	—	7,873,003

John A. Parker

Cash Severance	1,228,500	—	—	1,638,000

Pro-Rata Annual Bonus (1)	546,000	546,000	—	546,000

COBRA Subsidy (2)	10,250	—	—	10,250

RSU Acceleration (3)	2,054,994	3,905,460	—	3,905,460

PSU Acceleration (4)	395,819	333,162	—	1,567,419

Series B Unit Acceleration (5)	—	—	0	—

Total	4,235,563	4,784,622	0	7,667,129

William S. Moss III

Cash Severance	1,174,500	—	—	1,566,000

Pro-Rata Annual Bonus (1)	522,000	522,000	—	522,000

COBRA Subsidy (2)	27,492	—	—	27,492

RSU Acceleration (3)	1,981,739	3,770,940	—	3,770,940

PSU Acceleration (4)	395,819	333,162	—	1,567,419

Series B Unit Acceleration (5)	—	—	0	—

Total	4,101,550	4,626,102	0	7,453,851

(1)

These amounts reflect the pro-rata portion of each Named Executive Officer’s annual bonus, which would have been the full amount of such annual bonus had the termination of employment occurred on December 31, 2022.

56

Executive Compensation Tables

(2)	The COBRA Subsidy amount is based on the premiums in effect as of December 2022, which are assumed for purposes of this table to remain the same throughout the applicable COBRA Subsidy period.

(3)	These amounts are calculated by multiplying the number of RSUs that would become vested upon the applicable event by $18.88, the closing price of our common stock on December 30, 2022.

(4)

These amounts are calculated by multiplying the number of PSUs that would become earned or for which the service vesting component of the award will be deemed satisfied upon the applicable event by $18.88, the closing price of our common stock on December 30, 2022. The amounts set forth under “Termination as a result of death or Disability” are based on actual performance as of December 31, 2022. The amounts set forth under “Termination without Cause or resignation for Good Reason in connection with a Change in Control” are based on actual performance with respect to the portion of the PSUs based on absolute TSR since performance for these PSUs was above target as of December 31, 2022 and target performance with respect to the portion of the PSUs based on capital project returns, since performance for these PSUs was below target as of December 31, 2022. The amounts set forth under “Termination without Cause or resignation for Good Reason” are based on target performance as of December 31, 2022. As of December 31, 2022, our absolute TSR and capital project returns performance for the PSUs granted in 2022 were tracking at 164% and 82%, respectively. On a termination as a result of death or Disability, the portion of the outstanding PSUs based on absolute TSR would settle at 164% of the target level and the portion of the outstanding PSUs based on capital project returns would settle at 82% of the target level, each prorated for the number of days each Named Executive Officer was employed during the performance period. On a termination without Cause or a resignation for Good Reason in connection with a Change in Control, the portion of the outstanding PSUs based on absolute TSR would settle at 164% of the target level and the portion of the outstanding PSUs based on capital project returns would settle at 100% of the target level, since the settlement level for the PSUs in this scenario is based on the better of actual performance and target.

(5)

These amounts are calculated by multiplying the number of RSH Equityco Units and RSH Debtco Units that would become vested upon the applicable event by the fair market value of each such unit as of December 31, 2022, which was $0.00 for each of the RSH Equityco Units and the RSH Debtco Units. The value of the RSH Equityco Units and RSH Debtco Units was estimated using $18.88, the closing price of our common stock on December 30, 2022 and the terms of the applicable distribution provisions governing such awards.

2023 PROXY STATEMENT	57

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Timothy S. Duncan, our President and Chief Executive Officer (our “CEO”).

For the 2022 Fiscal Year, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $171,138.

•

The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $12,431,347, which included the modification date incremental fair value of $3,721,363 associated with the cancellation of the 2021 and 2022 PSUs and the grant of the Retention RSUs.

•

Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be approximately 73 to 1.

We identified a new median employee for the pay ratio calculation above for 2022. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2022, our employee population consisted of approximately 427 individuals with all of these individuals located in the United States. This population consisted of our United States full-time, part-time, and temporary employees, as we did not have seasonal workers as of December 31, 2022. We do have employees located in jurisdictions outside of the United States, but they comprise less than 5% of our total employees and were excluded from this calculation pursuant to Item 402(u)(4)(ii) of Regulation S-K. Specifically, we excluded 9 employees located in Mexico. We hire independent contractors and “leased” workers, but such independent contractors and “leased” workers were excluded from this calculation pursuant to Item 402(u)(3) of Regulation S-K.

•

We used a consistently applied compensation measure to identify our median employee comparing the amount of salary or wages, bonuses and other compensation as reported to the Internal Revenue Service in Box 1 on Form W-2 for 2022.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees included in this calculation and our CEO are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2022 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $171,138.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2022 of our Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

58

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
the
Company is
providing
the following information
regarding
the relationship between executive compensation and the Company’s financial performance for each of the three
years in the period ended December 31, 2022. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid
to our Principal Executive Officer (“PEO”) and the average “actual” compensation paid to our other Named Executive Officers (“NEOs”).
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2022, 2021, and 2020:

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Free Cash Flow Generation (4) ($ in millions)
					TSR ($)	Peer Group TSR ($) (3)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	12,431,348	17,704,378	4,460,153	6,245,337	62.62	188.84	382	776

2021	7,327,188	4,170,071	2,688,184	1,685,360	32.50	119.07	(183)	135

2020	5,332,565	(2,911,619)	1,789,969	(638,982)	27.33	67.50	(466)	(93)

(1)	The PEO reflected in columns (b) and (c) represents Timothy Duncan. The non-PEO NEOs reflected in columns (d) and (e) for each of 2020, 2021 and 2022 are as follows:
2022: Shannon E. Young III, Robert D. Abendschein, John A. Parker and William S. Moss III
2021: Shannon E. Young III, Robert D. Abendschein, John A. Parker and William S. Moss III
2020: Shannon E. Young III, Robert D. Abendschein, John A. Parker, William S. Moss III and Stephen E. Heitzman

(2)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation
S-K
as disclosed in columns (c) and (e) for our PEO and
Non-PEO
NEOs in each respective year. Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2022	2021	2020

PEO SUMMARY COMPENSATION TABLE TOTALS	$12,431,348	$7,327,188	$5,332,565

Add (Subtract):

Fair value of equity awards granted during the year from the Summary Compensation Table	(10,049,693)	(5,146,764)	(3,984,811)

Fair value at year end of equity awards granted during the year	15,716,058	2,882,512	2,547,541

Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	1,138,787	(665,720)	(6,262,063)

Change in fair value of equity awards granted in prior years that vested during the year	881,622	534,271	(544,851)

Equity awards granted in prior years that were forfeited during the year	(2,413,744)	(761,417)	—

Dividends or other earnings paid on equity awards during the year	—	—	—

Total Equity Award Related Adjustments	5,273,030	(3,157,117)	(8,244,184)

COMPENSATION ACTUALLY PAID TOTALS	$17,704,378	$4,170,071	$(2,911,619)

2023 PROXY STATEMENT	59

Pay Versus Performance

	2022	2021	2020

NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$4,460,153	$2,688,184	$1,789,969

Add (Subtract):

Fair value of equity awards granted during the year from the Summary Compensation Table	(3,380,202)	(1,704,877)	(1,078,367)

Fair value at year end of equity awards granted during the year	5,289,828	954,839	675,102

Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	379,824	(220,435)	(1,720,987)

Change in fair value of equity awards granted in prior years that vested during the year	298,662	134,930	(87,707)

Equity awards granted in prior years that were forfeited during the year	(802,929)	(167,281)	(216,992)

Dividends or other earnings paid on equity awards during the year	—	—	—

Total Equity Award Related Adjustments	1,785,184	(1,002,824)	(2,428,950)

AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$6,245,337	$1,685,360	$(638,982)

(3)	Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K.

(4)
Free Cash Flow Generation represents Adjusted less capital expenditures, plugging & abandonment and interest expense reflected on the statement of operations. Capital expenditures is calculated as the change in total property and equipment reflected on the balance sheet plus
(i) the write-down of oil and natural gas properties as reflected on the statement of operations, (ii) the amount attributable to net acquisition and divestiture activity, (iii) the amount related to the carbon capture and sequestration business and (iv) the amount of decommissioning obligations settled less
(a) share-based compensation costs capitalized to oil and gas properties as reflected in the notes to the consolidated financial statements (b) the amount capitalized to oil and gas properties related to the extension of the
HP-I
finance lease and (c) the amount of asset retirement costs capitalized comprised of changes in estimates and obligations acquired, incurred and divested as disclosed in the notes to the consolidated financial statements. Plugging & abandonment is equal to settlement of asset retirement obligations as reflected on the statement of cash flows.

Narrative Disclosure to Pay vs. Performance Table
CAP, Company TSR and Peer Group TSR
The PEO’s and other NEOs’ CAP generally align with the Company’s TSR and Peer Group TSR over the three years presented in the table. This is primarily because a significant portion of the CAP to the PEO and other NEOs is comprised of equity-based awards. The Company targets approximately 70% for the PEO and 62% for other NEOs of the value of total compensation to be comprised of equity-based awards, excluding the Retention RSUs. For more detail regarding the Company’s equity awards, please see “Compensation Discussion and Analysis—Elements of Compensation for 2022 Fiscal Year—Long-Term Incentive Awards.”
CAP vs. Net Income
The PEO’s and other NEOs’ CAP generally align with Company’s net income. While net income is not directly used in determining compensation levels or equity-based award payouts, it is factored into the calculation of Free Cash Flow Generation and Adjusted EBITDA, which are performance metrics under the Company’s AIP. For more detail regarding the AIP, please see “Compensation Discussion and Analysis—Elements of Compensation for 2022 Fiscal Year—Annual Incentive Program.”
CAP vs. Free Cash Flow Generation
The PEO’s and other NEOs’ CAP generally align with Company’s Free Cash Flow Generation. This is primarily due to Free Cash Flow Generation being weighted 20% in fiscal years 2020 and 2021 and 35% in fiscal year 2022 under the AIP. For more detail regarding Free Cash Flow Generation and the AIP, please see “Compensation Discussion and Analysis—Elements of Compensation for 2022 Fiscal Year—Annual Incentive Program.”
Disclosure of Most Important Performance Measures for
2022
Fiscal Year
The measures listed below represent the most important financial performance measures that we used to determine CAP for fiscal year 2022. For more detail regarding these financial performance measures, please see “Compensation Discussion and Analysis—Elements of Compensation for 2022 Fiscal Year” in this proxy statement.

Most Important Performance Measures

Absolute TSR

Free Cash Flow Generation

Adjusted EBIDTA

60

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth our issuance of awards under the Talos Energy Inc. Long Term Incentive Plan (the “2018 LTIP”) and 2021 LTIP, as a group, in each case as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	3,854,105(2)	—	6,770,702(4)

Equity compensation plans not approved by security holders	—	—	—

Total	3,854,105	—	6,770,702

(1)

Following our stockholders’ approval of the 2021 LTIP at the 2021 Annual Meeting of Stockholders, the 2018 LTIP was frozen as of March 8, 2021 such that no future awards may be granted under the 2018 LTIP. Shares of our common stock may still be issued under the 2018 LTIP upon the vesting and settlement of PSU and RSU awards granted under the 2018 LTIP.

(2)

Represents the target number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards granted under the 2018 LTIP and 2021 LTIP outstanding and unvested as of December 31, 2022. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be more or less than the number reflected in this column. This figure also reflects 63,139 RSUs held by directors, 40% of which shall be settled in cash. No options or warrants have been granted under the 2018 LTIP or 2021 LTIP.

(3)	No options or warrants have been granted under the 2018 LTIP or 2021 LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.

(4)

Represents the total number of shares of our common stock remaining available for issuance under the 2021 LTIP as of December 31, 2022. No further awards may be issued under the 2018 LTIP. Pursuant to the 2021 LTIP, all outstanding RSU and PSU awards under the 2018 that are forfeited, cancelled or fail to be earned after March 8, 2021 will be made available for issuance under the 2021 LTIP.

2023 PROXY STATEMENT	61

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Previously, the Compensation Committee consisted of Donald R. Kendall, Jr., Olivia C. Wassenaar and Rajen Mahagaokar, none of whom is, or has ever been, an officer or employee of the Company. Effective as of December 8, 2021 and December 9, 2021, Olivia Wassenaar and Rajen Mahagaokar, respectively, resigned from the Board of Directors and from their positions on the Compensation Committee. As of January 13, 2022, the Compensation Committee consisted of Donald R. Kendall, Jr., Charles M. Sledge and Robert M. Tichio, none of whom is, or has ever been, an officer or employee of the Company. Further, none of our Named Executive Officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or Compensation Committee.

62

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following subjects, among others:

•	the size of the Board of Directors;

•	qualifications and independence standards for the Board of Directors;

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-management directors;

•	committee requirements and functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, copies of which are posted on the Company’s website at www.talosenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Corporate Governance Guidelines are posted on the Company’s website at www.talosenergy.com. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company’s Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating & Governance Committee considers the Board’s leadership structure periodically.

Our Bylaws provide that the Chairman of the Board may be any director elected by a majority of the Board. On May 12, 2022, Neal P. Goldman was re-elected as Chairman of the Board. See “—Director Independence” for additional information regarding the definition of “Company Independent Director.” The Board believes that separating of the roles of Chairman of the Board and the Chief Executive Officer provides the optimal Board leadership structure for us. Under this structure, the Chief Executive Officer has responsibility for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, and the Chairman of the Board is tasked with setting the agenda for and presiding at Board meetings and coordinating the Board’s communications with the Chief Executive Officer and other senior management. The Board determined that this leadership structure was optimal for us because it balances the needs for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by the Chairman’s perspective as an independent member of the Board.

The Corporate Governance Guidelines require that the Chairman of the Board, if he or she is a non-management director, will be the “lead director” responsible for preparing an agenda for the meetings of the Independent Directors in executive session. In the event the Chairman of the Board is a member of management, the Corporate Governance Guidelines provide that the lead director will be chosen by the non-management members of the Board. Mr. Goldman, the current Chairman of the Board, is a non-management director and therefore serves as lead director of the Board.

2023 PROXY STATEMENT	63

Corporate Governance

Declassified Board Structure

The Board of Directors determined that a declassified board structure is appropriate for the Company. This is the result of our Board of Director’s ongoing review of the Company’s corporate governance policies. A classified board structure can be viewed as diminishing a board’s accountability to stockholders because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies.

In connection with the closing of the EnVen Acquisition and pursuant to the A&R Bylaws, the Board of Directors will be declassified from three classes to one class at the 2025 Annual Meeting of Stockholders, with each Class I, Class II and Class III director being elected annually for a one-year term thereafter. Until such meeting, the directors of the Board shall be elected as follows:

•	At the 2023 Annual Meeting of Stockholders, each Class II director will be elected for a two-year term, ending at the 2025 Annual Meeting of Stockholders; and

•	At the 2024 Annual Meeting of Stockholders, each Class III director will be elected for a one-year team, ending at the 2025 Annual Meeting of Stockholders.

As such, Mr. Duncan, Mr. Juneau, Mr. Kendall, Ms. Szabo and Mr. Sherrill are designated as Class II directors and assuming the stockholders elect them to the Board as set forth in “Proposal ONE: Election of Directors” above, their two-year terms of office will expire in 2025. Mr. Goldman and Ms. Glover are designated as Class III directors and their one-year term of office will expire in 2024. Mr. Sledge is designated as a Class I director and his term of office will expire in 2025.

Communications with the Board of Directors

Stockholders or other interested parties wishing to communicate directly with the Board, a committee of the Board or with an individual director may do so by sending the communication, as appropriate, to:

William S. Moss III

Executive Vice President, General Counsel and Secretary

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

board@talosenergy.com

Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Board of Directors has determined that for the year ended December 31, 2022, each of Robert M. Tichio, Neal P. Goldman, John “Brad” Juneau, Charles M. Sledge, Donald R. Kendall, Jr. and Paula Glover were “independent” pursuant to NYSE rules. In connection with the EnVen Acquisition, on February 13, 2023, the Board of Directors additionally determined that each of Richard Sherrill and Shandell Szabo were “independent” pursuant to NYSE rules. Assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors” above, the Board of Directors has determined that each of Neal P. Goldman, John “Brad” Juneau, Charles M. Sledge, Donald R. Kendall, Jr., Paula R. Glover, Richard Sherrill and Shandell Szabo are “independent” pursuant to NYSE rules.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that for the year ended December 31, 2022, (i) each of Messrs. Sledge, Kendall and Juneau is independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) each of Messrs. Kendall, Sledge and Tichio is independent under the standards set forth by the NYSE applicable to members of the Compensation Committee. In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that for the year ended

64

Corporate Governance

December 31, 2023, (i) each of Messrs. Sledge, Kendall and Sherrill is independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) each of Messrs. Kendall and Sherrill and Ms. Szabo is independent under the standards set forth by the NYSE applicable to members of the Compensation Committee. Assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors” above, the Board of Directors has determined that (i) each of Messrs. Sledge, Kendall and Sherrill is independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) each of Messrs. Kendall and Sherrill and Ms. Szabo is independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert.

On February 13, 2023, the Board of Directors determined that each of the Audit Committee members, Messrs. Kendall, Sledge and Sherrill, is financially literate and is an audit committee financial expert as defined by the SEC for the fiscal year ended December 31, 2023.

Oversight of Risk Management

The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans;

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy;

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Audit Committee is responsible for overseeing the enterprise risk management framework and policies and procedures for risk assessment and risk management. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Audit Committee is also responsible for oversight of the Company’s cyber- security program and management’s plans, programs and policies designed to mitigate cyber-security risks, and as part of its annual calendar, the Audit Committee receives regular reports on cyber-security matters and the information technology control environment from the Company’s Deputy Director of Information Technology.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the Annual Meetings, if practicable. Six (6) of our seven (7) then-serving directors attended the 2022 Annual Meeting of Stockholders. We anticipate that nearly all of our eight (8) directors currently serving will attend the 2023 Annual Meeting in person or by teleconference.

2023 PROXY STATEMENT	65

Corporate Governance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2022, except that: a late Form 3 was filed on January 25, 2023 for Ms. Robin Fielder with respect to (i) her designation as Executive Vice President - Low Carbon Strategy and Chief Sustainability Officer, which took place on October 19, 2022 and (ii) a transaction that took place prior to Ms. Fielder’s designation as a Section 16 Officer on October 19, 2022, for equity awards granted on March 5, 2022.

66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of March 20, 2023 by:

•	each person, or group of affiliated persons, know to us to beneficially own more than 5% of our common stock;

•	each member of the Board of Directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

As of March 20, 2023, there were 127,455,965 shares of our common stock outstanding.

	Shares Beneficially Owned

	Number	Percent

5% Stockholders

Bain Capital, LP(1)	15,571,809	12.2%

Riverstone Funds(2)	12,291,194	9.6%

BlackRock, Inc.(3)	10,675,437	8.4%

Adage Capital Partners, L.P.(4)	6,412,498	5.0%

The Vanguard Group(5)	6,361,738	5.0%

Directors and Named Executive Officers:

Neal P. Goldman(6)	39,882	*

Timothy S. Duncan(7)	401,784	*

Charles M. Sledge(8)	27,710	*

John “Brad” Juneau(9)	59,638	*

Donald R. Kendall, Jr.(10)	21,191	*

Paula R. Glover(10)	6,159	*

Richard Sherill(11)	47,683	*

Shandell Szabo(11)	27,442	*

Robert Abendschein(12)	164,396	*

John A. Parker(13)	147,481	*

Shannon E. Young(14)	145,779	*

William S. Moss III(15)	125,534	*

All directors and executive officers as a group (14 persons)	1,244,340	*

*	Represents beneficial ownership of less than one percent (1%) of shares outstanding.

(1)

Represents shares of our common stock held of record by Bain Capital Credit Managed Account (E), L.P. (“BCCMAI (E)”), Bain Capital Credit Managed Account (PSERS), L.P. (“PSERS”), Bain Capital Distressed & Special Situations 2013 (AIV I), L.P. (“DSS 2013 (AIV I)”), Bain Capital Distressed & Special Situations 2013 (B), L.P. (“DSS 2013 (B)”),Bain Capital Distressed & Special Situations 2016 (A), L.P. (“DSS 2016 (A)”), Bain Capital Distressed & Special Situations 2016 (F), L.P. (“DSS 2016 (F)”), Sankaty Credit Opportunities IV, L.P. (“COPS IV”), BCC EnVen Investments (2016), L.P. (“BCC EnVen 2016”), BCC EnVen Investments (S), L.P. (“BCC EnVen (S)”), BCC EnVen Investments (2013), L.P. (“BCC EnVen 2013”) and Bain Capital Credit, LP (“BCC”) (collectively, the “Bain Reporting Persons”). Bain Capital Credit Managed Account Investors (E), L.P. (“BCCMAI (E)”), a Delaware limited partnership, is the general partner of BCCMA (E). Bain Capital Credit Member, LLC (“BCCM”), is the managing member of BCCMAI (E). Bain Capital Credit Managed Account Investors, LLC (“BCCMAI”), a Delaware limited liability company, is the general partner of PSERS. BCCM is the managing member of BCCMAI. Bain Capital Distressed and Special Situations 2013 Investors (A), L.P. (“DSS 2013 Investors (A)”), a Delaware limited partnership, is the general partner of DSS 2013 (AIV I). BCCM, is the managing member of DSS 2013 Investors (A). Bain Capital Distressed Special Situations 2013 Investors (B), L.P. (“DSS 2013 Investors (B)”), a Delaware limited partnership, is the general partner of DSS 2013 (B). BCCM, is the managing member of DSS 2013 Investors (B). Bain Capital Distressed and Special Situations 2016 Investors (A), L.P. (“DSS 2016 Investors (A)”), a Delaware limited partnership is the general partner of DSS 2016 (A). BCCM is the managing member of DSS 2016 Investors (A). Bain Capital Distressed and Special Situations 2016 Investors F (“DSS 2016 Investors (F)”), a Delaware limited

2023 PROXY STATEMENT	67

Security Ownership of Certain Beneficial Owners and Management

partnership is the general partner of DSS 2016 (F). BCCM is the managing member of DSS 2016 Investors (F). Sankaty Credit Opportunities Investors IV, LLC (“COPS IV Investors”), a Delaware limited liability company, is the general partner of COPS IV. BCCM is the managing member of COPS IV Investors. BCC EnVen Investments GP (2013), LLC (“BCC EnVen GP 2013”), a Delaware limited liability company is the general partner of BCC EnVen 2013. Bain Capital Credit Member II, LLC (“BCCM II”) is the general partner of BCC EnVen GP 2013. BCC EnVen Investments GP (2016), LLC (“BCC EnVen GP 2016”), a Delaware limited liability company is the general partner of BCC EnVen 2016. BCCM is the general partner of BCC EnVen GP 2016. BCC EnVen Investments GP (S), LLC (“BCC EnVen GP (S)”), a Delaware limited liability company is the general partner of BCC EnVen (S). BCCM is the general partner of BCC EnVen GP (S). Mr. Jonathan Lavine is the Manager of BCCM. BCC has entered into an Investment Management Agreement with managed account clients pursuant to which it has authority to acquire, dispose of, and vote securities on behalf of such client. BCC disclaims beneficial ownership of the shares beneficially owned by such client. BCCMA (E) directly holds 1,443,678 shares of Common Stock. PSERS directly holds 208,221 shares of Common Stock. DSS 2013 (AIV I)” directly holds 3,622,042 shares of Common Stock. DSS 2013 (B) directly holds 427,666 shares of Common Stock. DSS 2016 (A) directly holds 1,304,113 shares of Common Stock. DSS 2016 (F) directly holds 1,136,088 shares of Common Stock. COPS IV directly holds 1,134,142 shares of Common Stock. BCC EnVen 2016 directly holds 2,179,565 shares of Common Stock. BCC EnVen (S) directly holds 624,670 shares of Common Stock. With respect to the each of the foregoing entities, (the “BCCM Holders”), BCCM may be deemed to have voting and dispositive power of the aggregate 12,080,185 shares of Common Stock directly held by the BCCM Holders. BCC EnVen 2013 directly holds 2,887,357 shares of Common Stock. BCCM II may be deemed to have voting and dispositive power over 2,887,357 shares of Common Stock directly held by BCC EnVen 2013. BCC serves as investment manager to various client accounts, and, in this capacity, has voting and dispositive power over 604,267 shares of Common Stock directly held in such managed accounts. Each of BCCM, BCCM II and BCC (the “Investment Managers”) independently exercises investment discretion with respect to the above referenced securities for which they hold voting and dispositive power and there is no agreement or understanding among the Investment Managers to act together with respect to the securities under their discretion. The address of each of the foregoing persons is 200 Clarendon Street, Boston, Massachusetts 02116. The foregoing information is based on the Schedule 13G filed by the Bain Reporting Persons on February 22, 2023.

(2)

Represents shares of our common stock held of record by Riverstone Talos Energy Equityco LLC (“Riverstone Equityco”), Riverstone Talos Energy Debtco LLC (“Riverstone Debtco”), ILX Holdings II, LLC (“ILX II”), and Riverstone V Castex 2014 Holdings, L.P. (“Castex 2014”). David M. Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C., which is the member of Riverstone Holdings LLC (“Riverstone Holdings”), which is the sole shareholder of Riverstone Energy GP V Corp., which is the managing member of Riverstone Energy GP V, LLC (“Riverstone GP”), which is the general partner of Riverstone Energy Partners V, L.P. (“Riverstone Energy Partners V”), which is the general partner of Riverstone Global Energy and Power Fund V (FT), L.P. (“Riverstone Energy Fund”), which is the general partner of Riverstone V Talos Holdings, L.P. (“Riverstone Aggregator”), which is the managing member of Riverstone Equityco and the sole manager of Riverstone Debtco. In addition, Riverstone Energy Partners V owns an indirect interest in Castex 2014 and in ILX II, Riverstone Holdings is the owner of the ultimate general partner of ILX Holdings III, LLC and Riverstone/Gower is the owner of the ultimate general partner of REL US Partnership, LLC. Each of the foregoing entity or person disclaims any such beneficial ownership of the securities except to the extent of their pecuniary interest therein. As such, each of Riverstone Aggregator, Riverstone Energy Fund V, Riverstone Energy Partners V, Riverstone GP, Riverstone Corp., Riverstone Holdings, Riverstone/Gower, Riverstone Management, and Messrs. Leuschen and Lapeyre may be deemed to share beneficial ownership of the securities held directly by Riverstone Equity and Riverstone Debtco. Each of the foregoing entities and persons, except for Riverstone Aggregator and Riverstone Energy Fund V, may be deemed to share beneficial ownership of the securities held of record by Castex 2014 and by ILX II. The address of each of the foregoing persons is C/O Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019. The foregoing information is based on each of the Form 4 and Schedule 13D/A filed by the Riverstone Funds on June 21, 2022, respectively.

(3)

BlackRock, Inc. has sole dispositive power over 10,675,437 shares of our common stock and sole voting power over 10,564,083 shares of our common stock. The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The foregoing information is based on the Schedule 13G filed by BlackRock, Inc. on January 23, 2023.

(4)

Represents shares of our common stock held of record by Adage Capital Partners, L.P., a Delaware limited partnership (“ACP”), Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), as general partner of ACP, Adage Capital Advisors, L.L.C., a Delaware limited liability company (“ACA”), as managing member of ACPGP, general partner of ACP, Mr. Robert Atchinson, as managing member of ACA, managing member of ACPGP and general partner of ACP and Mr. Phillip Gross, as managing member of ACA, managing member of ACPGP and general partner of ACP (the “Adage Reporting Persons”). ACP has the power to dispose of and the power to vote the 6,412,498 shares of common stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP directs ACPGP’s operations. Neither ACPGP nor ACA directly own any shares of common stock but may be deemed to beneficially own the shares owned by ACP. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the shares of common stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any shares of common stock but may be deemed to beneficially own the shares beneficially owned by ACP. The principal address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116. The foregoing information is based on the Schedule 13G filed by the Adage Reporting Persons on February 23, 2023.

(5)

The Vanguard Group has sole dispositive power over 6,157,647 shares of our common stock. The principal address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. The foregoing information is based on the Schedule 13G filed by The Vanguard Group on February 9, 2023.

(6)

For Mr. Goldman, does not include (i) 13,032 unvested RSUs that will vest on March 5, 2024, (ii) 6,263 deferred RSUs that will settle on May 14, 2024 and (iii) 17,491 deferred RSUs that will settle on March 5, 2025, with each of the foregoing RSUs to be settled 60% in shares of our common stock and 40% in cash.

(7)

For Mr. Duncan, does not include (i) 33,620 unvested RSUs that will vest on March 8, 2024 (“2021 RSUs”), (ii) 64,507 unvested RSUs that will vest ratably on each of March 5, 2024 and March 5, 2025 (“2022 RSUs”), (iii) 213,723 unvested RSUs that will vest on March 5, 2024, which were granted in exchange for the cancellation of all PSUs outstanding and held by the reporting person on March 4, 2022 (“Retention 2022 RSUs”) or (iv) 84,986 unvested RSUs that will vest ratably on each of March 5, 2024, March 5, 2025 and March 5, 2026 (the “2023 RSUs”).

(8)

For Mr. Sledge, does not include (i) 9,066 unvested RSUs that will vest on March 5, 2024, (ii) 4,175 deferred RSUs that will settle on May 14, 2024 and (iii) 6,873 deferred RSUs that will settle on March 5, 2025, with each of the foregoing RSUs to be settled 60% in shares of our common stock and 40% in cash.

(9)	For Mr. Juneau, does not include 9,066 unvested RSUs that will vest on March 5, 2024 and will be settled 60% in shares of our common stock and 40% in cash.

(10)

For each of Mr. Kendall and Ms. Glover, does not include 9,066 unvested RSUs that will vest on March 5, 2024 and will be settled 60% in shares of our common stock and 40% in cash. For each of Mr. Kendall and Ms. Glover, does not include 11,612 deferred RSUs that will settle on March 5, 2028, which will be settled 60% in shares of our common stock and 40% in cash.

(11)

For each of Mr. Sherrill and Ms. Szabo, represents shares of our common stock acquired in connection with the EnVen Acquisition. As partial consideration, the holders of Class A common stock, par value $0.001 per share, of EnVen (“EnVen Common Stock”) immediately prior to the First Effective Time (as defined in the Merger Agreement) were entitled to collectively receive an aggregate of 43,800,000 shares of our common stock. On February 13, 2023, the EnVen Acquisition closed. For each of Mr. Sherrill and Ms. Szabo, does not include 9,066 unvested RSUs that will vest on March 5, 2024 and will be settled 60% in shares of our common stock and 40% in cash.

(12)	For Mr. Abendschein, does not include (i) 10,086 unvested 2021 RSUs, (ii) 25,803 unvested 2022 RSUs, (iii) 53,072 unvested Retention 2022 RSUs or (iv) 30,218 unvested 2023 RSUs.

(13)	For Mr. Parker, does not include (i) 10,927 unvested 2021 RSUs, (ii) 20,966 unvested 2022 RSUs, (iii) 68,540 unvested Retention 2022 RSUs or (iv) 26,440 unvested 2023 RSUs.

(14)	For Mr. Young does not include: (i) 13,028 unvested 2021 RSUs, (ii) 25,803 unvested 2022 RSUs, (iii) 79,428 unvested Retention 2022 RSUs or (iv) 34,939 unvested 2023 RSUs.

(15)	For Mr. Moss, does not include (i) 10,506 unvested 2021 RSUs, (ii) 20,966 unvested 2022 RSUs or (iii) 65,715 unvested Retention 2022 RSUs or (iv) 26,440 unvested 2023 RSUs.

68

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

Our Bylaws and the Stockholders’ Agreements (as defined and described in “—Historical Transactions with Affiliates—Stockholders’ Agreements”) provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Previous Stockholders’ Agreement, a related party transaction was any transaction or series of related transactions in which we or any of our affiliates was a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors had a direct or indirect material interest and the transaction or series of transactions involved payments of $120,000 or more or were otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee had the option to request that the Riverstone Funds’ designees to the Board confirm that the Riverstone Funds and their affiliates did not have a material interest in the transaction and, if the Audit Committee made such a request, the Riverstone Funds’ designees would not have been considered disinterested directors until the Riverstone Funds’ designees provided such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee had the option to request that the Apollo designees to the Board confirm that the Apollo Funds and their affiliates did not have a material interest in the transaction and, if the Audit Committee made such a request, the Apollo designees would not have been considered disinterested directors until the Apollo designees provided such confirmation.

Legal Fees

We have engaged the law firm Vinson & Elkins L.L.P. (“V&E”) to provide legal services to us. An immediate family member of William S. Moss III, our Executive Vice President, General Counsel and Secretary and one of our executive officers, is a partner at V&E. For the fiscal year ended December 31, 2022, we incurred fees of approximately $4.8 million for legal services performed by V&E.

Historical Transactions with Affiliates

Stockholders’ Agreements

Previous Stockholders’ Agreement

On May 10, 2018, in connection with the closing of the Stone Combination (the “Stone Closing”), we entered into the Previous Stockholders’ Agreement with certain of the Apollo Funds and the Riverstone Funds. The Previous Stockholders’ Agreement provided, among other things, the following:

•

Initial Board Composition. Immediately following the Stone Closing, the Board of Directors consisted of ten directors, with (i) two directors designated by the Apollo Funds; (ii) two directors designated by the Riverstone

2023 PROXY STATEMENT	69

Certain Relationships and Related Party Transactions

Funds; (iii) one director jointly designated by the Apollo Funds and the Riverstone Funds; (iv) our chief executive officer; and (v) four directors (the “Company Directors”), including the Non-Executive Chairman, that are Company Independent Directors (as defined in the Previous Stockholders’ Agreement) designated by Stone.

•

Board Nomination Rights. Each of the Apollo Funds and the Riverstone Funds initially had the right to designate two directors for nomination by the Board of Directors for election and maintain its proportional representation on the Board of Directors so long as the Apollo Funds or the Riverstone Funds, as applicable, and their affiliates collectively beneficially owned at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds and the Riverstone Funds, as applicable, at the Stone Closing. When the Apollo Funds and their affiliates ceased to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds had the right to designate one director to the Board of Directors for so long as the Apollo Funds and their affiliates collectively beneficially owned at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing. When the Riverstone Funds and their affiliates ceased to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds would have the right to designate one director to the Board of Directors for so long as the Riverstone Funds and their affiliates collectively beneficially owned at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds would not have a right to designate a director to the Board of Directors. In January 2022, the Apollo Funds and their affiliates reduced their collective beneficial ownership to approximately 3.6% of our outstanding common stock. When the Apollo Funds and their affiliates ceased to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds no longer had the right to designate a director to the Board of Directors.

The successor nominees to the Company Directors were selected by the Nominating & Governance Committee, and also qualified as Company Directors. The Apollo Funds and the Riverstone Funds were required to vote all of their respective shares of our common stock (i) in favor of each nominee nominated by the Apollo Funds and the Riverstone Funds pursuant to the Previous Stockholders’ Agreement and (ii) with respect to all other director nominees, in the Apollo Funds’ and the Riverstone Funds’ sole discretion either (a) in a manner proportionate to the manner in which all shares of our common stock were voted by our stockholders other than the Apollo Funds and the Riverstone Funds with respect to director elections or (b) for the Company Directors recommended by the Nominating & Governance Committee.

•

Committee Composition. The Audit Committee consisted solely of Company Directors, the Compensation Committee had at least one Company Director and the Nominating & Governance Committee had at least two Company Directors.

•

Standstill Provisions. Until May 10, 2020, the Apollo Funds and Riverstone Funds and their respective affiliates agreed to refrain from taking certain actions, including (i) participating in the solicitation of proxies in opposition to the Company Directors and (ii) calling a special meeting in respect of the foregoing.

•

Related Party Transactions. Any transaction in excess of $120,000 in which we or any of our affiliates was a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates (other than us and our subsidiaries) or any of our directors had a material interest in the transaction must have been approved by a majority of the disinterested directors or a majority of the Audit Committee.

On February 24, 2020, the Company and the other parties thereto entered into Amendment No. 1 to the Previous Stockholders’ Agreement to, among other things, add each of the Riverstone Sellers (or one or more of its designated affiliates) as parties to the Previous Stockholders’ Agreement and provide that for purposes of determining whether the Riverstone Sellers and their affiliates continue to satisfy certain stock ownership requirements necessary to retain their rights to nominate directors to the Board, the Series A Convertible Preferred Stock owned by the Riverstone Sellers was, prior to the conversion thereof, counted towards such ownership requirements on an as converted basis at the closing of the ILX and Castex Acquisition. On March 30, 2020, all 110,000 shares of Series A Convertible Preferred Stock were converted into an aggregate 11.0 million shares of our common stock.

70

Certain Relationships and Related Party Transactions

Stockholders’ Agreement

On March 29, 2022, the Company and the other parties thereto amended and restated the Previous Stockholders’ Agreement and entered into the Stockholders’ Agreement to, among other things, (i) terminate the rights of the Apollo Funds under the Previous Stockholders’ Agreement and (ii) eliminate the requirement that the Board consist of ten members. As a result of the Apollo Funds’ reduced ownership after recent share sales from long-dated funds holding their Company shares, the directors associated with the Apollo Funds resigned from the Board, effective December 8, 2021. Thereafter, the Board determined, pursuant to the Bylaws, that the size of the Board shall consist of seven members.

Termination of Stockholders’ Agreement

On September 21, 2022, we executed a merger agreement to acquire EnVen, a private operator in the Deepwater U.S. Gulf of Mexico, for stock and cash consideration. In connection with the $1.0 billion EnVen Acquisition, which closed on February 13, 2023, the Company and the Riverstone Funds agreed to terminate the Stockholders’ Agreement, which eliminated the Riverstone Funds’ designation rights with respect to the Company’s Board of Directors. Subsequent to the termination of the Stockholders’ Agreement, the Riverstone Funds’ designee to the Company’s Board of Directors, Mr. Robert M. Tichio, immediately tendered his resignation in connection with the closing of the EnVen Acquisition. See “—Riverstone Support Agreement” below for additional information.

Additionally, pursuant to the Merger Agreement, effective as of February 13, 2023, we caused (a) the number of directors constituting the Board of Directors to be increased to eight and (b) two individuals designated by EnVen to be appointed as members of the Board of Directors. Shandell Szabo and Richard Sherrill were appointed to fill the two vacancies on our Board, to serve until the Annual Meeting of Stockholders or until their successors shall be elected and qualified, or, if earlier, until their respective deaths, disability, resignations, disqualifications or removals from office.

The Riverstone Funds had agreed to vote their shares of the Company’s common stock in favor of any nominee designated and nominated for election to the Board of Directors in accordance with the terms of the Stockholders’ Agreement, prior to its termination in February 2023, and in a manner consistent with the recommendation of the Nominating and Governance Committee with respect to all other nominees.

In connection with the EnVen Acquisition, the Company and the Riverstone Funds agreed to terminate the Stockholders’ Agreement, which eliminated the Riverstone Funds’ designation rights with respect to the Company’s Board of Directors. Subsequent to the termination of the Stockholders’ Agreement, the Riverstone Funds’ previous designee to the Company’s Board of Directors, Mr. Robert M. Tichio, immediately tendered his resignation. The termination of the Stockholders’ Agreement was contingent upon the successful closing of the EnVen Acquisition.

On February 13, 2023, in conjunction with the closing of the EnVen Acquisition, the Stockholders’ Agreement was terminated and Mr. Robert M. Tichio resigned from the Company’s Board of Directors. See “—Riverstone Support Agreement & Letter Agreement” for additional information.

Riverstone Support Agreement & Letter Agreement

In connection with the EnVen Acquisition, we, EnVen and the Riverstone Funds entered into the Riverstone Support Agreement pursuant to which the Riverstone Funds agreed, among other things, to (i) vote all shares of Company common stock beneficially owned (a) in favor of the share issuance to EnVen equityholders, (b) in favor of the amendment and/or restatement of the Company’s organizational documents as necessary or appropriate to reflect the termination of the Stockholders’ Agreement, (c) in favor of any other proposals necessary or appropriate in connection with the EnVen Acquisition and (d) against, among other things, (A) any Acquisition Proposal (as defined in the Merger Agreement) with respect to the Company and (B) any other proposal that could reasonably be expected to materially impede or delay the EnVen Acquisition or result in a breach of any representation or covenant of the Company under that certain Merger Agreement, (ii) terminate the Stockholders’ Agreement, and (iii) cause Mr. Tichio to resign from the Company’s Board of Directors, in each case of the foregoing clauses (ii) and (iii), effective immediately prior to, but conditioned on, the occurrence of the closing of the EnVen Acquisition.

The EnVen Acquisition closed on February 13, 2023, and in connection therewith, we and the Riverstone Funds entered into a Letter Agreement, dated February 13, 2023, pursuant to which we and the Riverstone Funds agreed to execute and deliver such additional documents and take all such further action as may be reasonably necessary to cause the Stockholders’ Agreement to be terminated without any further force and effect.

2023 PROXY STATEMENT	71

Certain Relationships and Related Party Transactions

2022 Registration Rights Agreement

In connection with the Company’s entry into the Merger Agreement on September 21, 2022 to acquire EnVen, the Company entered into a registration rights agreement (the “2022 Registration Rights Agreement”) with Adage Capital Partners, L.P. (“Adage”) and affiliated entities of Bain Capital, LP (“Bain”). Pursuant to the 2022 Registration Rights Agreement, the Company grants to Adage and Bain certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such entities in the EnVen Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under such agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto. The 2022 Registration Rights Agreement became effective at the closing of the EnVen Acquisition on February 13, 2023. Adage and Bain hold approximately 5.0% and 12.2%, respectively, of the Company’s outstanding shares of common stock.

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2022 was completed by EY on February 28, 2023. EY has served as the Company’s independent registered public accounting firm since the closing of the Stone Combination. Prior to such date, EY served as Talos Energy LLC’s accounting firm since 2010.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by EY, the Company’s independent registered public accounting firm, for services provided for the last two fiscal years:

	2022	2021

Audit Fees (1)	$1,912,562	$1,664,629

Audit-Related Fees	—	—

Tax Fees (2)	65,000	90,000

All Other Fees (3)	40,000	1,575

Total	$2,017,562	$1,756,204

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2021 and 2022, and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, and (v) other filings with the SEC, including consents, comfort letters, and comment letters.

(2)	Tax fees consist of the aggregate fees incurred related to tax compliance services and consultations on various tax issues.

(3)	Other fees consist of fees for pre-assessment of Scope 1 and location-based method greenhouse gas emissions and accounting research software licenses.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of EY’s audit, audit-related, tax and other services. For the fiscal year ended December 31, 2022, the Audit Committee pre-approved all services described above.

The Company expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal TWO requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on Proposal TWO. Votes cast FOR or AGAINST this Proposal TWO will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

2023 PROXY STATEMENT	73

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2022, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail under the heading “Executive Compensation,” we structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We accomplish this by tying several components of our executive compensation program to the Company’s short and long-term performance. Further, the majority of the Company’s Named Executive Officers’ compensation is at-risk. In an effort to achieve these goals, we have implemented the best practices described in the chart below.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Retain an independent compensation consultant

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Base acceleration of performance share unit awards on actual performance

✓  Maintain stock ownership guidelines

✓  Maintain a clawback policy

× No excessive perquisites

× No tax gross-ups

× No current dividend payments on unvested equity awards

× No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

× No hedging or pledging of Company securities

× No individualized employment or severance agreements

Please read the “Executive Compensation” section beginning on page [29] for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2022.

The Compensation Committee and the Board have determined that the Company’s Named Executive Officer compensation program focuses on long-term value creation for our stockholders and delivers pay relative to our performance, all of which help us to attract, retain and motivate talented executives to ensure the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

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Proposal Three – Non-Binding Advisory Vote on the Company’s Named Executive Officer Compensation

Vote Required

Approval of Proposal THREE requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote Proposal THREE. Votes cast FOR or AGAINST this Proposal THREE will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote. This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value our stockholders’ opinions with respect to our Named Executive Officer compensation program and will take into account the result of this vote when evaluating the compensation programs for our Named Executive Officers in the future.

Recommendation

The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2022 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

2023 PROXY STATEMENT	75

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, each of Charles M. Sledge, Donald R. Kendall, Jr. and Richard Sherrill qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of May 10, 2018, which is reviewed annually. In connection with the termination of the Stockholders’ Agreement, certain administrative/clarifying changes were made to the Audit Committee Charter.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB and the Commission regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report, filed with the SEC.

Audit Committee of the Board of Directors

Charles M. Sledge, Chairman
Donald R. Kendall, Jr., Member
Richard Sherrill, Member

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STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2024 proxy materials must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary), and the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the first anniversary of the date the Company sends its 2023 proxy materials, which will be December 8, 2023 (based the mailing date of April 6, 2023 for the 2023 proxy materials). Any such stockholder proposal must meet the requirements set forth in Rule 14a-8 of the Exchange Act.

Any stockholder of the Company who desires to submit a proposal for action at the 2024 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary) not earlier than the close of business on the 120th day (January 10, 2024) and not later than the close of business on the 90th day (February 10, 2024) prior to the first anniversary of the preceding year’s annual meeting (May 9, 2024). However, in the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before (prior to April 9, 2024) or more than 60 days after (after July 8, 2024) the first anniversary of the preceding year’s annual meeting (May 9, 2024), notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of the 100th day prior to the date of the 2024 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2024 Annual Meeting of Stockholders is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.

It is the responsibility of the Nominating & Governance Committee to identify, evaluate, and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating & Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, the Nominating & Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating & Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating & Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating & Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating & Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating & Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

2023 PROXY STATEMENT	77

Stockholder Proposals; Identification of Director Candidates

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

78

SOLICITATION OF PROXIES

Solicitation of proxies may be made via the internet, by mail, personal interview or telephone by directors, officers and other regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. The Company will bear all costs of solicitation.

AVAILABILITY OF CERTAIN DOCUMENTS

Copies of this Proxy Statement, the proxy card and our Annual Report have been posted on the Internet and can be accessed by all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report, including the exhibits, the financial statements and any schedules thereto. Please send a written request to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

Attention: Investor Relations

The charters for each of the Audit, the Compensation, the Nominating & Governance and the Safety, Sustainability and Corporate Responsibility Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics have been posted to our corporate website (www.talosenergy.com) and can be accessed through the website’s “Corporate Governance” section within the “Investor Relations” tab. Our Code of Business Conduct and Ethics applies to our directors, officers and other employees, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address specified above. The committee charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in print without charge upon written request to William S. Moss III, our General Counsel, at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to William S. Moss III, our General Counsel, at the address or phone number above.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

2023 PROXY STATEMENT	79

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTIONS TO ANNUAL MEETING

The 2023 Annual Meeting of Stockholders will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. Three Allen Center is located in downtown Houston, Texas.

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CORPORATE OFFICE 333 Clay St., Suite 3300 Houston, TX 77002 Phone: 713-328-3000 www.talosenergy.com

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/TALO Cast your vote online P.O. BOX 8016, CARY, NC 27512-9903 Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-291-6999 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/TALO Talos Energy Inc. Annual Meeting of Stockholders For Stockholders of record as of March 20, 2023 TIME: Tuesday, May 9, 2023 10:00 AM, Local Time PLACE: Three Allen Center, 333 Clay Street, Suite 3300 Houston, Texas 77002 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy S. Duncan and William S. Moss III, and each or either of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes them collectively, and each of them individually, to vote all the shares of capital stock of Talos Energy Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting and any adjournment or postponement thereof, conferring authority upon such true and lawful agents and proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Talos Energy Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. To elect to the Company’s Board of Directors the five Class II directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. FOR AGAINST ABSTAIN 1.01 Timothy S. Duncan #P2# #P2# #P2# 1.02 John “Brad” Juneau #P3# #P3# #P3# 1.03 Donald R. Kendall Jr. #P4# #P4# #P4# 1.04 Shandell Szabo #P5# #P5# #P5# 1.05 Richard Sherrill #P6# #P6# #P6# FOR AGAINST ABSTAIN 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. #P7# #P7# #P7# 3. To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2022. #P8# #P8# #P8# 4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date